As filed with the Securities and Exchange Commission on December 20, 2017

Registration No. 000-52446

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOLIS TEK INC.

(Name of Issuer in Its Charter)

Nevada

(State or other jurisdiction of incorporation)

3646	20-8609439
(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Dennis G. Forchic, CEO

16926 S. Keegan Ave Suite A.,

Carson, CA 90746

Telephone: (888) 998-8881

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copy to:

The Bingham Law Group, APC

1106 Second St. Suite 195

Encinitas, California 92024

(760) 230-1617 Office

(760) 579-7699 Fax

(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after this registration statement becomes effective.

Approximate date of commencement of proposed sale to the public

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller Reporting Company [X]
Emerging Growth Company [ ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)

Shares of Common Stock Issuable upon Conversion of Convertible Debentures (4)	5,250,000	$1.75	$9,187,500	$1,143.84
Shares Issuable upon the Conversion of Series A Convertible Preferred Stock(5)	849,420	$1.75	$1,486,485	$185.07
Shares Issuable upon the Exercise of Warrants	4,762,500	$1.75	$8,334,375	$1,037.63
Total	10,861,920	$1.75	$19,008,360	$2,366.54

(1)

Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions as a result of the anti-dilution provisions contained in the Convertible Notes.

(2)

Estimated solely for the purpose of calculating the registration fee for this offering pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), using the closing price on December 20, 2017 of $ 1.75 as reported on the OTCQB.

(3)	To be paid by deduction from the registrant’s account balance with the U.S. Securities and Exchange Commission.
(4)	Represents shares of the Registrant’s common stock being registered for resale that may be acquired upon the conversion of Convertible Debentures issued to the selling stockholder.
(5)	Represents shares of the Registrant’s common stock being registered for resale that may be acquired upon the conversion of Series A Convertible Preferred Stock issued to the selling stockholder

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. These securities may not be resold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion—Dated December 20, 2017

PROSPECTUS

SOLIS TEK INC.

10,861,920 Shares of Common Stock

This prospectus relates to the offer and sale, from time to time, of up to 10,861,920 shares of the common stock of Solis Tek Inc. (the “Company”, “we”, “us’ and “our”) by those stockholders named in the section of this prospectus entitled “Selling Stockholders”. The shares of common stock being offered by the selling stockholders may be issued upon (i) the conversion of a Convertible Debenture (and accrued interest thereon) issued pursuant to a Convertible Debenture Purchase Agreement that we entered into with the selling stockholder on November 15, 2017 ( the “Debenture Purchase Agreement’); (ii) the conversion of Series A Convertible Preferred Stock issued pursuant to a Preferred Stock Subscription Agreement (the ““Subscription Agreement”) with the selling stockholder dated October 20, 2017; and (iii) the exercise of Warrants to purchase shares of common stock (the “Warrants”) issued in connection with the Debenture Purchase Agreement (the “Debenture Warrants”)and the Subscription Agreement (the “Series A Warrants”).

We are not selling any shares of common stock in this offering, and we will not receive any proceeds from the sale of shares by the selling stockholder.

Our common stock is quoted on the OTC Market Group Inc.’s Venture Market (the “OTCQB”) under the symbol “SLTK”. On December 20, 2017, the last reported sale price of our common stock on the OTCQB was $1.75 per share, and on December 20, 2017 we had approximately 38,222,034 shares of common stock outstanding.

The selling stockholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

This prospectus provides a general description of the securities being offered. You should read this prospectus and the registration statement of which it forms a part before you invest in any securities.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 20, 2017.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus. In particular, attention should be directed to the sections entitled “Risk Factors”, “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein before making an investment decision.

Business Overview

Solis Tek Inc. is focused on the research, design, development and manufacturing of advanced, energy efficient indoor horticulture lighting and ancillary products. Our vision is to apply the latest advances in high efficiency lighting and controls technology as well as effective manufacturing techniques to deliver highly differentiated products with clear benefits at competitive prices to the greenhouse and indoor horticulture markets.

Our subsidiary, Solis Tek Inc., a California corporation, was formed in June of 2010. Its operations consists of designing, developing and sourcing of a line of Solis Tek Digital Ballasts intended for use in high intensity lighting systems used for horticulture. An electrical ballast is a device intended to limit the amount of current in an electric circuit. A familiar and widely used example is the inductive ballast used in fluorescent lamps, to limit the current through the tube, which would otherwise rise to destructive levels due to the tube’s negative resistance characteristic. Since the commencement of operations, our product line has evolved from digital ballasts to a line of lighting products including a line of specialty ballasts ranging from 400 watts to 1,000 watts with various features, a line of specialty metal halide digital lamps (our “Lamp Products”), a line of reflectors, high intensity lighting accessories and a new line of light emitting diode (“LED”) lighting technologies.

We sell our products primarily to retailers in the United States and international markets who specialize in hydroponic horticulture. Currently we have approximately 500 retailers that sell our products. We have five full time sales employees and four wholesale distributors who cover US, Canada, Spain and the United Kingdom.

The Company believes that almost all of the end users that use this type of products have used the equipment for the growing of cannabis. Currently, there are 28 states and the District of Columbia that have laws and/or regulation that recognize in one form or another legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. In addition, the States of Colorado, Washington, Alaska, Oregon, California, Massachusetts, Nevada and the District of Columbia have recently approved the recreational use of cannabis. Many other States are considering legislation to similar effect. As of July 30, 2015, the policy and regulations of the Federal government and its agencies is that cannabis has no medical benefit and a range of activities including cultivation and use of cannabis for personal use is prohibited on the basis of federal law and may or may not be permitted on the basis of State law. Active enforcement of the current federal regulatory position on cannabis on a regional or national basis may directly and adversely affect the willingness of our end user customers to continue to grow cannabis. Active enforcement of the current federal regulatory position on cannabis may thus directly and adversely affect revenues and profits.

However, the Company’s products can be, and are used for, the hydroponic and indoor growing of other horticultural products, such as hothouse vegetables, decorative plant nurseries, indoor aquariums, and industrial painting facilities. The Company intends to continue to expand and improve its products for use in as many applications as possible and to market its products to the entire indoor horticultural industry as well as other industrial applications that require artificial lighting.

In 2014, Solis Tek East, Corporation (“STE”) was incorporated in the State of New Jersey as a wholly owned subsidiary of the Company. STE was formed for the purpose of commencing its operations and servicing and supplying the Eastern part of North America with our products. In September 2014, STE leased a 10,160 square foot office and warehouse facility in South Hackensack, New Jersey. Also, in 2014, Zelda Horticulture, Inc. (“Zelda”) f./k/a GrowPro Solutions, Inc., was incorporated in the State of California as a wholly owned subsidiary of the Company. Zelda was formed to develop, and sell plant nutrients to help expand the market reach and maximize the revenue potential of the Company. Zelda is sharing facility with STI in Carson, CA.

Our ballast products are manufactured in China, under a proprietary manufacturing agreement, by a manufacturer that is partially owned by a related party to Alan Lien, our President. Our Lamp Products are manufactured to our specifications and supplied by an unrelated manufacturer in China. Our lamp ancillary products and equipment are also manufactured, to our designs, in China.

Our principal executive offices are located at 16926 S. Keegan Ave Suite A., Carson, CA 90746 and our telephone number is (888)998-8881

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THE OFFERING

This prospectus relates to the offer and sale, from time to time, of up to 10,861,920 shares of the common stock of Solis Tek Inc. (the “Company”, “we”, “us’ and “our”) by those stockholders named in the section of this prospectus entitled “Selling Stockholders”. The shares of common stock being offered by the selling stockholders may be issued upon (i) the conversion of a Secured Convertible Debenture (and accrued interest thereon) issued pursuant to a Secured Convertible Debenture Purchase Agreement that we entered into with the selling stockholder on November 8, 2017 ( the “Debenture Purchase Agreement’); (ii) the conversion of Series A Convertible Preferred Stock (the “Series A Preferred”) issued pursuant to a Preferred Stock Subscription Agreement (the “Subscription Agreement”) with the selling stockholder dated October 20, 2017; and (iii) the exercise of the Debenture Warrants and the Series A Warrants ,to purchase shares of common stock issued in connection with the Debenture Purchase Agreement and the Subscription Agreement.

The selling stockholders under this prospectus is offering for sale up to 10,861,920 shares of our common stock.

8,662,500 Shares to be Issued Upon Conversion of Convertible Debentures and Exercise of the Debenture Warrants

On November 8, 2017, we entered into the Debenture Purchase Agreement with an accredited investor (the “Debenture Investor”) pursuant to which we sold a $1,750,000 Secured Convertible Debentures (the “Debenture”) and five year Debenture Warrants to purchase 1,137,500 shares of our common stock (the “Debenture Warrant Shares”) at $1.10 per share (the “Debenture Transaction”). The Debenture has a maturity date of May 7, 2019. The Debenture provides that in case of an event of default, the Debenture may become at the Investor’s election immediately due and payable. The Debenture bears interest at the rate of 5% per annum. In addition, we paid a commitment fee to the holder equal to 5% of the amount of the Debenture. Except as described in this prospectus, there are no trading volume requirements or restrictions under the Debenture Purchase Agreement. The selling stockholder may not assign or transfer its rights and obligations under the Purchase Agreement. The Debenture is secured by all of the assets of the Company.

Pursuant to the terms of the Debenture Purchase Agreement, we are registering three (3) times the amount of common shares that would be issued to the Debenture Investor, so as to provide for additional registered common shares that may be issued as a result of dilution resulting from stock splits, stock dividends, or similar transactions as a result of the anti-dilution provisions contained in the Debenture.

2,199,420 Shares to be Issued Upon Conversion of Series A Preferred Stock and Exercise of the Series A Warrants

On October 20, 2017, we entered into the Subscription Agreement, with an accredited investor (the “Series A Investor”) pursuant to which we sold a total of 117 shares of Series A (the “Series A “) to an accredited investor (the “Series A Investor”) for gross proceeds of $351,000. The Series A are convertible into 283,140 common shares. As additional consideration, and taking into account certain anti-dilution rights, the Company issued five-year Series A Warrants to the Investors to purchase an aggregate total of 450,000 shares of the Company’s common stock, for $1.10 per share.

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Pursuant to the terms of the Subscription Agreement, we are registering three (3) times the amount of common shares that would be issued to the Series A Investor, so as to provide for additional registered common shares that may be issued as a result of dilution resulting from stock splits, stock dividends, or similar transactions as a result of the anti-dilution provisions contained in the Subscription Agreement and the Series A Designations for the Series A filed with the state of Nevada.

Issuances of our common stock upon conversion of the Debenture and Series A will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to the selling stockholder.

Common stock offered by the selling stockholders:

10,861,920 of shares that may be issued to the selling stockholders pursuant to conversion of the Debenture, the Subscription Agreement and the exercise of the Debenture Warrants and Series A Warrants and subsequently resold in this offering.

Common stock outstanding:	38,222,034 shares as of December _-, 2017
Common stock outstanding after the offering:

49,083,954 shares, assuming (i) the Debenture Investor converts the whole Debenture (and the accrued interest thereon); (ii) the Series A Investor converts all of the Series A (and accrued interest thereon); and (iii) all of the Debenture Warrants and Series A Warrants are exercised all of which 10,861,920 shares are being registered in the registration statement of which this prospectus forms a part.

Debenture:

Conversion:

The Debenture may be converted into our common shares (the “Shares”) at any time on or prior to maturity at the lesser of (a) $1.00 (the “Fixed Conversion Price”), subject to adjustment, or (b) 80% of the lowest volume weighted average price (“VWAP”) of the Company’s common shares during the 10 Trading Days immediately preceding the Conversion Date (the “Market Conversion Price”). In addition to any other adjustments as provided for in the Debentures, the Fixed Conversion Price will be adjusted, to 80% of the lowest VWAP of the Company’s Common Stock for the 10 trading days prior to (a) February 6, 2018, provided a Registration Statement including the shares issuable on the conversion of the Debenture and exercise of Debenture Warrants is declared “Effective” by the Securities & Exchange Commission (“SEC”) or (b) May 7, 2018, whichever occurs earlier; provided that any such adjustments would cause the Fixed Conversion Price to be less than $1.00.

Amortization Payment and Automatic Conversion:

Commencing on September 1, 2018 and on the first day of each month thereafter (each an “Installment Date”), the Company will pay to the Debenture Investor either the sum of $250,000 plus an applicable Cash Payment Premium (a “Company Installment Cash Payment”), or by converting the installment amount into shares of common stock of the Company (a “Company Installment Conversion Payment), or by any combination of a Company Installment Cash Payment and a Company installment Conversion Payment so long as all of the outstanding applicable installment amount shall be paid (whether in cash or converted into shares of the Company’s common stock as provided for in the Debentures on the applicable Installment Date, subject to adjustment

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The Debenture will automatically convert if the Company’s common shares have traded at 250% above the Fixed Conversion Price for a period of 20 consecutive trading days, as quoted by Bloomberg, LP, provided that the Debenture Investor is entitled to sell such shares of common stock issued upon conversion either pursuant to an effective registration statement or Rule 144 and such shares of the Company’s common stock have an average daily traded volume of $350,000 per day for a period of 20 consecutive trading days, as quoted by Bloomberg, LP. provided that at no time shall the Debenture Investor own more than 4.99% of the issued and outstanding common shares of the Company.

Interest Rate:	The rate of interest on the Debenture is 5% per annum.
Security:

Upon closing of the Debenture Agreement, we granted the Debenture Investor a security interest on all of our assets until such time as all obligations under the Security Agreement and Debenture are satisfied.

Debenture Warrants:

We have issued 1,137,500 Debenture Warrants pursuant to the Debenture Purchase Agreement. The Debenture Warrants have an exercise price of $1.10 per share and expire on November 8, 2022 and have certain anti-dilution provisions. At any time, the Debenture Warrants may be exercised on a cash or cashless basis.

Series A Preferred Stock

Conversion

The Series A may be converted into our common shares (the “Shares”) at any time while they are outstanding at the lesser of (a) $1.00 (the “Fixed Conversion Price”), subject to adjustment, or (b) 80% of the lowest volume weighted average price (“VWAP”) of the Company’s common shares during the 10 Trading Days immediately preceding the Conversion Date (the “Market Conversion Price”). In addition to any other adjustments as provided for in the Series A, the Fixed Conversion Price will be adjusted, to 80% of the lowest VWAP of the Company’s Common Stock for the 10 trading days prior to (a) February 6, 2018, provided a Registration Statement including the shares issuable on the conversion of the Series A and exercise of Series A Warrants is declared “Effective” by the Securities & Exchange Commission (“SEC”) or (b) May 7, 2018, whichever occurs earlier; provided that any such adjustments would cause the Fixed Conversion Price to be less than $1.00.

Amortization Payment and Automatic Conversion:

The Series A will automatically convert if the Company’s common shares have traded at 250% above the (i) the Company’s common stock trades at a price equal to or greater than 250% of the Series A Conversion Price for ten (10) consecutive Trading Days, (ii) the Conversion Shares are eligible for resale pursuant to an effective registration statement or Rule 144 without any limitations, and (iii) the average trading volume for the Company’s Common Stock during the same ten (10) consecutive Trading Day period is equal to or greater than 125,000 shares of the Company’s Common Stock, then all outstanding shares of Series A Preferred Stock shall, automatically, and without the payment of additional consideration by the Series A Investor, and without any notice to the Series A Investor be converted into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Stated Value per share plus accrued and unpaid dividends thereon by the Series A Conversion Price then in effect.

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Series A Warrants

We have issued 450,000 Series A Warrants pursuant to the Subscription Agreement. and anti-dilution rights. The Series A Warrants have an exercise price of $1.10 per share and expire on October 20, 2022 and have certain anti-dilution provisions. At any time, 283,140 of the Series A Warrants may be exercised on a cash or cashless Basis. 166,860 of the Series A Warrants may only be exercised on a cash basis.

Use of Proceeds:

We will not receive any proceeds from the sale of shares by the selling Debenture Investor or the Subscription Investor. Funds received through the exercise of Warrants will be used for working capital

Quotation of common stock:	Our common stock is listed for quotation on the OTCQB market under the symbol “SLTK.”
Dividend policy:	We currently intend to retain future earnings, if any, to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends on our common stock.
Risk factors:

An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made statements under the captions “Risk Factors”, “Use of Proceeds”, “Management’s Discussion and Analysis of Financial Condition and Results of Operation”, “Business” and elsewhere in this prospectus that are forward-looking statements. You can identify these statements by forward-looking words such as “may”, “will”, “expect”, “anticipate”, “believe”, “estimate” and similar terminology. Forward-looking statements address, among other things:

implementing and developing our business plans;

financing goals and plans; and

our expectations of when regulatory approvals will be received or other actions will be taken by parties other than us.

We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to accurately able to predict or which we do not fully control that will cause actual results to differ materially from those expressed or implied by our forward-looking statements. These include the factors listed under “Risk Factors” and elsewhere in this prospectus.

Although we believe that our expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Our forward-looking statements are made as of the date of this prospectus, and we assume no duty to update them or to explain why actual results may differ.

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RISK FACTORS

Risks Related to Marijuana Laws

Our business is dependent on laws pertaining to the marijuana industry.

Continued development of the marijuana industry is dependent upon continued legislative authorization of marijuana at the state level. Any number of factors could slow or halt progress in this area. Further, progress, while encouraging, is not assured. While there may be ample public support for legislative action, numerous factors impact the legislative process. Any one of these factors could slow or halt use of marijuana, which would negatively impact our business.

Currently, there are twenty-eight States plus the District of Columbia that have laws and/or regulation that recognize in one form or another legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. In addition, the States of Colorado, Washington, California, Massachusetts, Alaska, Nevada and Oregon, as well as the District of Columbia, have recently approved the recreational use of cannabis. The State laws are in conflict with the Federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The Trump Administration has indicated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by State-designated laws allowing the use and distribution of medical marijuana. However, there is no guarantee that the Trump Administration will not change its stated policy regarding the low-priority enforcement of federal laws. Additionally, any new administration that follows could change this policy and decide to enforce the federal laws strongly. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us and our shareholders.

Federal enforcement practices could change with respect to participants in the cannabis industry, which could adversely impact us. If the federal government were to change its practices, or were to expand its resources attacking providers in the cannabis industry, such action could have a materially adverse effect on our operations, our customers, or the sales of our products.

It is possible that additional Federal or state legislation could be enacted in the future that would prohibit our customers from selling cannabis, and if such legislation were enacted, such customers may discontinue the use of our services, our potential source of customers would be reduced, causing revenues to decline. Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant to use our services, which would be detrimental to the Company.

We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our proposed operations.

Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on its operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on its business.

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Risks Related To Our Business

Our manufacturing is concentrated with two key manufacturers, and if our relationship with either or both of them terminates or is otherwise impaired, we would likely experience increased costs, disruptions in the manufacture and shipment of our products and a material loss of net sales.

We have no long-term contracts with our manufacturers and as a result, our manufacturers could cease to provide products to us with no notice. Two of our manufacturers, Shenzhen Jayo Technologies Co., Ltd. and Zhuhai Relite Co., Ltd, together accounted for approximately 96% of our cost of goods sold in 2016 and 2015, respectively. Each of these manufacturers is the sole source supplier for the products that it produces. We purchase from these two manufacturers on a purchase order basis with orders generally filled between 45 and 60 days after our purchase order is placed. A loss of either or both of these manufacturers or other key manufacturers would result in delayed deliveries to our retailers and distributors, would adversely impact our net sales and may require the establishment of new manufacturing relationships. Additionally, we cannot be certain that we will not experience operational difficulties with our manufacturers, including reductions in the availability of production capacity, errors in complying with product specifications, insufficient quality control, failures to meet production deadlines, increases in manufacturing costs and increased lead times.

Risk of reliance on suppliers and manufacturers in China for production of our lighting related products.

All of our products are imported from and manufactured in China. For this reason, a major change in the political, economic and/or legal environment, or a natural disaster in China or another center of production, could have an impact on our ability to supply products.

We face business, political, operational, financial and economic risks because a portion of our net sales are generated internationally and substantially all of our products are manufactured outside of the United States.

We face business, political, operational, financial and economic risks inherent in international business, many of which are beyond our control, including: difficulties obtaining domestic and foreign export, import and other governmental approvals, permits and licenses, and compliance with foreign laws, which could halt, interrupt or delay our operations if we cannot obtain such approvals, permits and licenses, and that could have a material adverse effect on our results of operations; difficulties encountered by our international distributors or us in staffing and managing foreign operations or international sales, including higher labor costs, which could increase our expenses and decrease our net sales and profitability; transportation delays and difficulties of managing international distribution channels, which could halt, interrupt or delay our operations; longer payment cycles for, and greater difficulty collecting, accounts receivable, which could reduce our net sales and harm our financial results; trade restrictions, higher tariffs, currency fluctuations or the imposition of additional regulations relating to import or export of our products, especially in China, where substantially all of our products are manufactured, which could force us to seek alternate manufacturing sources or increase our expenses, either of which could have a material adverse effect on our results of operations; political and economic instability, including wars, terrorism, political unrest, boycotts, curtailment of trade and other business restrictions, any of which could materially and adversely affect our net sales and results of operations; and natural disasters, which could have a material adverse effect on our results of operations.

Any of these factors could reduce our net sales, decrease our gross margin or increase our expenses. Should we establish our own operations in international territories where we currently utilize a distributor, we will become subject to greater risks associated with operating outside of the United States.

Any shortage of raw materials or components could impair our ability to ship orders of our products in a cost-efficient manner or could cause us to miss the delivery requirements of our retailers or distributors, which could harm our business.

The ability of our manufacturers to supply our products is dependent, in part, upon the availability of raw materials and certain components. Our manufacturers may experience shortages in the availability of raw materials or components, which could result in delayed delivery of products to us or in increased costs to us. Any shortage of raw materials or components or inability to control costs associated with manufacturing could increase the costs for our products or impair our ability to ship orders in a timely cost-efficient manner. As a result, we could experience cancellation of orders, refusal to accept deliveries or a reduction in our prices and margins, any of which could harm our financial performance and results of operations.

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Our business could suffer if any of our manufacturers fail to use acceptable labor practices.

We do not control our manufacturers or their labor practices. The violation of labor or other laws by a manufacturer utilized by us, or the divergence of an independent manufacturer’s labor practices from those generally accepted as ethical or legal in the United States, could damage our reputation or disrupt the shipment of finished products to us if such manufacturer is ordered to cease its manufacturing operations due to violations of laws or if such manufacturer’s operations are adversely affected by such failure to use acceptable labor practices. If this were to occur, it could have a material adverse effect on our financial condition and results of operations.

Foreign currency risk

For most products imported for our core business, transactions are conducted in U.S. dollars. Many major movements in exchange rates that persist for prolonged periods could have an adverse impact on our business results.

We may elect from time to time to make changes to our pricing, service, hiring and marketing decisions that could increase our expenses, affect our revenues and impact our financial results.

Because our expense levels in any given quarter are based, in part, on management’s expectations regarding future revenues, if revenues are below expectations, the effect on our operating results may be magnified by our inability to adjust spending in a timely manner to compensate for a shortfall in revenues. The extent to which expenses are not subsequently followed by increased revenues would harm our operating results and could seriously impair our business.

If we are unable to generate sufficient cash flow from operations or are unable to obtain additional equity or debt financing, to meet our working capital requirements, we may have to curtail our business operations sharply or cease business altogether.

We have a relatively short operating history on which to evaluate our potential for future success. This makes it difficult to evaluate our future prospects and the risk of success or failure of our business.

We incorporated in June of 2010 and your evaluation of our business and prospects will be based on our limited history. Consequently, our short history and results of operations may not give you an accurate indication of our future results of operations or prospects. You must consider our business and prospects in light of the risks and difficulties we will encounter as an early-stage company in a highly competitive market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.

As we grow our business, we cannot guarantee our business strategies will be successful or that our revenues will ever increase sufficiently to achieve and maintain profitability on a quarterly or annual basis.

Defects or disruptions in the delivery if our service could diminish demand, decrease market acceptance or decrease customer satisfaction of our service and subject us to substantial liability.

We may, from time to time, find defects in our products service may be detected in the future. Any defects with our products could hurt our reputation and may damage our customers’ businesses. If that occurs, customers could elect not to renew, or delay or withhold payment to us, we could lose future sales, or, customers may make warranty or other claims against us, which could result in an increase in our provision for doubtful accounts, an increase in collection cycles for accounts receivable or the expense and risk of litigation.

Our inability to effectively manage our growth could harm our business and materially and adversely affect our operating results and financial condition.

Our strategy envisions growing our business. We plan to expand our product, sales, administrative and marketing organizations. Any growth in or expansion of our business is likely to continue to place a strain on our management and administrative resources, infrastructure and systems. As with other growing businesses, we expect that we will need to further refine and expand our business development capabilities, our systems and processes and our access to financing sources. We also will need to hire, train, supervise and manage new employees. These processes are time consuming and expensive, will increase management responsibilities and will divert management attention. We cannot assure you that we will be able to:

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●	expand our products offerings effectively or efficiently or in a timely manner;

●	allocate our human resources optimally;

●	meet our capital needs;

●	identify and hire qualified employees or retain valued employees; or

●	incorporate effectively the components of any business or product line that we may acquire in our effort to achieve growth.

Our inability or failure to manage our growth and expansion effectively could harm our business and materially and adversely affect our operating results and financial condition.

Our operating results may fluctuate significantly based on customer acceptance of our products. As a result, period-to-period comparisons of our results of operations are unlikely to provide a good indication of our future performance.

Management expects that we will experience substantial variations in our net sales and operating results from quarter to quarter due to customer acceptance of our products. If customers do not accept our products, our sales and revenues will decline, resulting in a reduction in our operating income.

Customer interest for our products could also be impacted by the timing of our introduction of new products. If our competitors introduce new products around the same time that we issue new products, and if such competing products are superior to our own, customers’ desire for our products could decrease, resulting in a decrease in our sales and revenues. To the extent that we introduce new products and customers decide not to migrate to our new products from our older products, our revenues could be negatively impacted due to the loss of revenue from those customers. In the event that our newer products do not sell as well as our older products, we could also experience a reduction in our revenues and operating income.

As a result of fluctuations in our revenue and operating expenses that may occur, management believes that period-to-period comparisons of our results of operations are unlikely to provide a good indication of our future performance.

If we do not successfully generate additional products and services, or if such products and services are developed but not successfully commercialized, we could lose revenue opportunities.

Our future success depends, in part, on our ability to expand our product offerings. To that end we have engaged in the process of identifying new product opportunities to provide additional products to our customers. The process of identifying and commercializing new products is complex and uncertain, and if we fail to accurately predict customers’ changing needs and emerging technological trends our business could be harmed. We may have to commit significant resources to commercializing new products before knowing whether our investments will result in products the market will accept. Furthermore, we may not execute successfully on commercializing those products because of errors in product planning or timing, technical hurdles that we fail to overcome in a timely fashion, or a lack of appropriate resources. This could result in competitors providing those solutions before we do and a reduction in net sales and earnings.

The success of new products depends on several factors, including proper new product definition, timely completion and introduction of these products, differentiation of new products from those of our competitors, and market acceptance of these products. There can be no assurance that we will successfully identify new product opportunities, develop and bring new products to market in a timely manner, or achieve market acceptance of our products or that products and technologies developed by others will not render our products or technologies obsolete or non-competitive.

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Our inability to effectively protect our intellectual property would adversely affect our ability to compete effectively, our revenue, our financial condition and our results of operations.

We may be unable to obtain intellectual property rights to effectively protect our technology. Our ability to compete effectively may be affected by the nature and breadth of our intellectual property rights. While we intend to defend against any threats to our intellectual property rights, there can be no assurance that any such actions will adequately protect our interests. If we are unable to secure intellectual property rights to effectively protect our technology, our revenue and earnings, financial condition, or results of operations would be adversely affected.

We may be adversely affected by the financial condition of our retailers and distributors.

Some of our retailers and distributors have experienced financial difficulties in the past. A retailer or distributor experiencing such difficulties will generally not purchase and sell as many of our products as it would under normal circumstances and may cancel orders. In addition, a retailer or distributor experiencing financial difficulties generally increases our exposure to uncollectible receivables. We extend credit to our retailers and distributors based on our assessment of their financial condition, generally without requiring collateral. While such credit losses have historically been within our reserves, we cannot assure you that this will continue to be the case. Financial difficulties on the part of our retailers or distributors could have a material adverse effect on our results of operations and financial condition.

Our industry is highly competitive and we have less capital and resources than many of our competitors, which may give them an advantage in developing and marketing products similar to ours or make our products obsolete.

We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative methods or approaches, who have far greater resources, more experience, and personnel perhaps more qualified than we do. Such resources may give our competitors an advantage in developing and marketing products similar to ours or products that make our products obsolete. There can be no assurance that we will be able to successfully compete against these other entities.

We will be required to attract and retain top quality talent to compete in the marketplace.

We believe our future growth and success will depend in part on our ability to attract and retain highly skilled managerial, product development, sales and marketing, and finance personnel. There can be no assurance of success in attracting and retaining such personnel. Shortages in qualified personnel could limit our ability to increase sales of existing products and launch new product and service offerings.

Our future success depends on our ability to grow and expand our customer base. Our failure to achieve such growth or expansion could materially harm our business.

To date, our revenue growth has been derived primarily from the sale of our products. Our success and the planned growth and expansion of our business depend on us achieving greater and broader acceptance of our products and expanding our customer base. There can be no assurance that customers will purchase our products or that we will continue to expand our customer base. If we are unable to effectively market or expand our product offerings, we will be unable to grow and expand our business or implement our business strategy. This could materially impair our ability to increase sales and revenue and materially and adversely affect our margins.

Weakened global economic conditions may adversely affect our industry, business and results of operations.

Our overall performance will depend, in part, on worldwide economic conditions. The United States and other key international economies have been impacted by falling demand for a variety of goods and services, restricted credit, going concern threats to major multinational companies and medium and small businesses, poor liquidity, reduced corporate profitability, volatility in credit, equity and foreign exchange markets and bankruptcies. These conditions affect the rate of information technology spending and could adversely affect our customers’ ability or willingness to purchase our proposed enterprise cloud computing application service, delay prospective customers’ purchasing decisions, reduce the value or duration of their subscription contracts, or affect renewal rates, all of which could adversely affect our operating results.

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If we experience significant fluctuations in our rate of anticipated growth and fail to balance our expenses with our revenue forecasts, our results could be harmed.

Due to our evolving business model, the unpredictability of new markets that we intend to enter and the unpredictability of future general economic and financial market conditions, we may not be able to accurately forecast our rate of growth. We plan our expense levels and investment on estimates of future revenue and future anticipated rate of growth. As a result, we expect that our revenues, operating results and cash flows may fluctuate significantly on a quarterly basis.

We may in the future be sued by third parties for alleged infringement of their proprietary rights.

The lighting industry are characterized by the existence of a large number of patents, trademarks and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. We may receive in the future communications from third parties claiming that we have infringed the intellectual property rights of others. We may in the future be, sued by third parties for alleged infringement of their proprietary rights. Our technologies may not be able to withstand any third-party claims against their use. The outcome of any litigation is inherently uncertain. Any intellectual property claims, whether with or without merit, could be time-consuming and expensive to resolve, could divert management attention from executing our business plan and could require us to change our technology, change our business practices and/or pay monetary damages or enter into short- or long-term royalty or licensing agreements which may not be available in the future at the same terms or at all. In addition, many of our subscription agreements require us to indemnify our customers for third-party intellectual property infringement claims, which would increase the cost to us of an adverse ruling on such a claim. Any adverse determination related to intellectual property claims or litigation could prevent us from offering our service to others, or could otherwise adversely affect our operating results or cash flows or both in a particular quarter.

Supporting a growing customer base could strain our personnel and corporate infrastructure, and if we are unable to scale our operations and increase productivity, we may not be able to successfully implement our business plan.

Our current Management and human resources infrastructure is comprised of our CEO, President and Executive Vice President and several outsourced consultants. Our success will depend, in part, upon the ability of our Management to manage our proposed business effectively. To do so, we will need to hire, train and manage new employees as needed. To manage the expected domestic growth of our operations and personnel, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. If we fail to successfully scale our operations and increase productivity, we will be unable to execute our business plan.

We are dependent on our CEO, President and Executive Vice President, and the loss of one or more of these individuals could harm our business and prevent us from implementing our business plan in a timely manner.

Our success depends substantially upon the continued services of our executive officers and other key members of management, particularly our Chief Executive Officer, President, Chief Financial Officer, and Executive Vice President (“EVP”). We have an Employment Agreement with our CEO. However, we do not have employment agreements with our President and EVP. Our officers are “at will” employees and could terminate their employment with us at any time. We do not maintain key person life insurance policies on our CEO, President and EVP. The loss of the services of our CEO, President and EVP could seriously harm our business.

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Failure to manage growth properly could seriously harm our business.

We have experienced, and may continue to experience, significant growth in our business. If we do not effectively manage our growth, the quality of our business may suffer, which could negatively affect our reputation and demand for our offerings. Our growth has placed, and is expected to continue to place, a significant strain on our managerial, administrative, operational, and financial resources and our infrastructure. Our future success will depend, in part, upon the ability of our senior management to manage growth effectively. Among other things, this will require us to: implement additional management information systems; further develop our operating, administrative, legal, financial, and accounting systems and controls; hire additional personnel; develop additional levels of management within our company; locate additional office space; maintain and improve coordination among our engineering, product, operations, legal, finance, sales, marketing, and customer service and support organizations; and manage our expanding international operations.

Moreover, as our sales increase, we may be required to concurrently deploy our business infrastructure at multiple additional locations and/or provide increased levels of customization. As a result, we may lack the resources to deploy our products on a timely and cost-effective basis. Failure to accomplish any of these requirements could impair our ability to deliver our products in a timely fashion, fulfill existing customer commitments or attract and retain new customers.

Our ability to grow our business may depend on developing a positive brand reputation and member loyalty.

Establishing and maintaining a positive brand reputation and nurturing customer loyalty is critical to attracting new customers. We expect to expend reasonable but limited resources to develop, maintain and enhance our brand in the near future. In addition, nurturing customer loyalty will depend on our ability to provide high-quality products which we may not do successfully. If we are unable to maintain and enhance our brand reputation and customer loyalty, our ability to attract new marketplace participants will be harmed.

There can be no assurance that we will be able to compete against the numerous direct, indirect and partial competitors, many of which have valuable industry relationships and access to greater resources than we do.

Our retail and online distribution channels compete for customers and sales with many different companies and products that are competitive today and likely to be even more competitive in the future. Accordingly, it is essential that we continue to develop, improve and refine our products and the value propositions that are offered to customers.

We also face competition from other companies that offer equipment. Moreover, as the negative stigma associated with cannabis horticulture diminishes, it is very possible that other better capitalized public and private companies many enter the market and may effectively challenge the value proposition offered by us. These competitors may be able to attract customers more easily because of their financial resources. Our larger competitors can also devote substantially more resources to business development and may adopt more aggressive pricing policies. There can be no assurance that we will be successful in accomplishing our business initiatives, or that we will be able to maintain significant levels of revenues, or recognize net income, from the sale of our products and services.

We do not anticipate paying dividends in the foreseeable future.

We anticipate that we will retain all future earnings and other cash resources for the future operation and development of our business and we do not intend to declare or pay any cash dividends in the foreseeable future. Future payment of cash dividends will be at the discretion of our board of directors after taking into account many factors, including our operating results, financial condition and capital requirements. Corporations that pay dividends may be viewed as a better investment than corporations that do not.

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We are dependent to some extent on our Chief Technology Consultant for new and improved products.

The Company’s Chief Technology Consultant is GAS Technologies Incorporated (“GAST”). Should GAST or any other participating technology providers be unable to execute their portion of the development effort, new development of exclusive products of Solis Tek or any of its future plans could be delayed until a replacement is found.

Legal Contingencies.

From time to time, we may be involved in routine legal proceedings, as well as demands, claims and threatened litigation that arise in the normal course of our business. The ultimate amount of liability, if any, for any claims of any type (either alone or in the aggregate) may materially and adversely affect our financial condition, results of operations and liquidity. In addition, the ultimate outcome of any litigation is uncertain. Any outcome, whether favorable or unfavorable, may materially and adversely affect us due to legal costs and expenses, diversion of management attention and other factors. We expense legal costs in the period incurred. We cannot assure you that additional contingencies of a legal nature or contingencies having legal aspects will not be asserted against us in the future, and these matters could relate to prior, current or future transactions or events.

We may need to raise additional capital. If we are unable to raise additional capital, we may not be able to achieve our business plan.

We may need to raise additional funds through public or private debt or equity financings as well as obtain credit from vendors to be able to fully execute our business plan. Any additional capital raised through the sale of equity may dilute current shareholders’ ownership interest. We may not be able to raise additional funds on favorable terms, or at all. If we are unable to obtain additional funds or credit from our vendors, we will be unable to execute our business plan and you could lose your investment. The Company has recently embarked on a Private Placement and there is no assurance that the Company will be able to fill the Private Placement effort.

We have limited protection of our intellectual property.

There can be no assurance that we will be able to adequately protect our trade secrets. In the event competitors independently develop or otherwise obtain access to our know-how, concepts or trade secrets, we may be adversely affected.

RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK

There is minimal active liquid trading market for the Company’s common stock.

The Company common stock is quoted on the OTCQB. However, there is minimal regular active trading market in the Company’s common stock, and we cannot give an assurance that a more active trading market will develop. If a more active market for the Company’s common stock develops, there is a significant risk that the Company’s stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control, such as:

●	Actual or anticipated variations in our operating results (including whether we have achieved our key business targets, and/or earnings estimates) and prospects;

●	Announcements of technological innovations by us or our competitors;

●	Announcements by us or our competitors of significant acquisitions, business achievements, strategic partnerships, joint ventures, or capital commitments;

●	Additions or departures of key personnel;

●	Introduction of new services by us or our competitors;

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●	Sales of our common stock or other securities in the open market (particularly if overall trading volume is not high);

●	General market conditions and broader political and economic conditions;

●	Actual or anticipated monetization’s of our patents; and

●	Other events or factors, many of which are beyond our control.

Our board of directors has the authority to issue up to 19,997,000 million shares of “blank check” preferred stock. The issuance of any preferred stock may adversely affect the holders of common stock.

Our Certificate of Incorporation authorizes the issuance of up to 20,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. We have authorized 3,000 shares of Series A Preferred stock, leaving a total of 19,997,000 in “blank check” preferred stock available for issuance. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any additional shares of our authorized preferred stock, there can be no assurance that the Company will not do so in the future.

Future issuance of our Common Stock could dilute the interests of existing shareholders.

We may issue additional shares of our Common Stock in the future. The issuance of a substantial amount of Common Stock could have the effect of substantially diluting the interests of our shareholders. In addition, the sale of a substantial amount of Common Stock in the public market, either in the initial issuance or in a subsequent resale by the target company in an acquisition which received such Common Stock as consideration or by investors who acquired such Common Stock in a private placement could have an adverse effect on the market price of our Common Stock. In the first quarter 2017, the Company issued 300,000 shares of common stock under a consulting agreement for services provided. The Company granted 5,411,765 common shares to Dennis G. Forchic, its new CEO in accordance to the terms of his Employment Agreement. An additional 784,314 shares of common stock was also issued to Dennis G. Forchic for a consideration of $100,000 under the terms of his Employment Agreement. The Company also issued 312,500 shares under the terms of a Private Placement Offering for a consideration of $250,000.

We have no plans to pay dividends.

To date, we have paid no cash dividends on our common shares. For the foreseeable future, earnings generated from our operations will be retained for use in our business and not to pay dividends.

The application of the Securities and Exchange Commission’s “penny stock” rules to our Common Stock could limit trading activity in the market, and our shareholders may find it more difficult to sell their stock.

It is expected our Common Stock will be trading at less than $5.00 per share and is therefore subject to the SEC penny stock rules. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our Common Stock and may affect your ability to resell our Common Stock.

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If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we have significant requirements for enhanced financial reporting and internal controls. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Lack of experience as officers of publicly-traded companies of our management team may hinder our ability to comply with Sarbanes-Oxley Act.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff or consultants in order to develop and implement appropriate internal controls and reporting procedures.

We will incur increased costs as a public company which may affect our profitability.

Solis Tek Inc. previously operated as a private company in California. As a public company, we incur significant legal, accounting and other expenses. We are subject to the SEC’s rules and regulations relating to public disclosure. SEC disclosures generally involve a substantial expenditure of financial resources. Compliance with these rules and regulations will significantly increase our legal and financial compliance costs and some activities will become more time-consuming and costly. Management may need to increase compensation for senior executive officers, engage additional senior financial officers who are able to adopt financial reporting and control procedures, allocate a budget for an investor and public relations program, and increase our financial and accounting staff in order to meet the demands and financial reporting requirements as a public reporting company. Such additional personnel, public relations, reporting and compliance costs may negatively impact our financial results.

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Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the SEC require changes in corporate governance practices of public companies. As a public company, these rules and regulations increase our compliance costs and make certain activities more time consuming and costly. As a public company, these rules and regulations make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Because our directors and executive officers are among our largest shareholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of shareholders.

Our directors and executive officers own or control a significant percentage of the Common Stock. Additionally, the holdings of our directors and executive officers may increase in the future if they otherwise acquire additional shares of our Common Stock. The interests of such persons may differ from the interests of our other shareholders. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring shareholder approval, irrespective of how the Company’s other shareholders, including purchasers in the Offering, may vote, including the following actions:

●	to elect or defeat the election of our directors;

●	to amend or prevent amendment of our Certificate of Incorporation or By-laws;

●	to effect or prevent a merger, sale of assets or other corporate transaction; and

●	to control the outcome of any other matter submitted to our shareholders for vote.

Such persons’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

RISKS RELATED TO OUR SECURITIES

Our shares of common stock are subject to the “penny stock’ rules of the securities and exchange commission and the trading market in our securities will be limited, which will make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The U.S. Securities and Exchange Commission (the “SEC”) has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

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Any additional financing may dilute existing shareholders and decrease the market price for shares of our common stock.

If we raise additional capital, our existing shareholders may incur substantial and immediate dilution. We estimate that we will need approximately $20,000,000 in additional funds over the next 3 years to complete our business plan. The most likely source of future funds available to us is through the sale of additional shares of common stock. Such sales might occur below market price and below the price of which existing shareholders purchased their shares.

Our Articles of Incorporation provide indemnification for officers, directors and employees.

Our governing instruments provide that officers, directors, employees and other agents and their affiliates shall only be liable to our Company for losses, judgments, liabilities and expenses that result from the negligence, misconduct, fraud or other breach of fiduciary obligations. Thus, certain alleged errors or omissions might not be actionable by us. The governing instruments also provide that, under the broadest circumstances allowed under law, we must indemnify our officers, directors, employees and other agents and their affiliates for losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with our Company, including liabilities under applicable securities laws.

The market price of our common stock may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

Our shares of common stock trading on the OTCQB will fluctuate significantly. There is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock:

●	sales or potential sales of substantial amounts of our common stock;
●	delay or failure in initiating or completing pre-clinical or clinical trials or unsatisfactory results of these trials;
●	announcements about us or about our competitors, including clinical trial results, regulatory approvals or new product introductions;
●	developments concerning our licensors, product manufacturers or our ability to produce Man-01;
●	developments concerning our licensors, product manufacturers or our ability to produce SR89;
●	litigation and other developments relating to our patents or other proprietary rights or those of our competitors;
●	conditions in the pharmaceutical or biotechnology industries;
●	governmental regulation and legislation;
●	variations in our anticipated or actual operating results;
●	change in securities analysts’ estimates of our performance, or our failure to meet analysts’ expectations;
●	change in general economic trends; and
●	investor perception of our industry or our prospects.

Many of these factors are beyond our control. The stock markets in general, and the market for pharmaceutical and biotechnological companies in particular, have historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors could reduce the market price of our common stock, regardless of our actual operating performance.

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Sales of a substantial number of shares of our common stock, or the perception that such sales may occur, may adversely impact the price of our common stock.

As of December 7, 2017, our transfer agent had recorded approximately 7,946,998 of our outstanding shares of common stock as unrestricted and freely tradable. The number of shares that are, or are eligible to be, unrestricted and free trading is actually higher as of August 7, 2016_ one year had passed from the date that we filed the required Form 10 information upon our ceasing to be a shell company and Rule 144 becomes available for many of our shareholders. Shares that may be eligible to be unrestricted and free trading may not appear as such on the records of the transfer agent. Additionally, upon the effectiveness of the registration statement of which this prospectus forms a part, up to 10,861,920 additional shares (approximately 19% of our issued and outstanding shares on the date hereof), assuming that there is no adjustment pursuant to the Debenture or Subscription Agreement, will be unrestricted and freely tradeable. A large portion of the shares that will be freely tradable will be issued at a price that is significantly below the closing price of $1.75 as of December 20, 2017. If the holders of our free trading shares wanted to make a profit on their investment (or if they wish to sell for a loss), there might not be enough purchasers to maintain the market price of our common stock on the date of such sales. Any such sales, or the fear of such sales, could substantially decrease the market price of our common stock and the value of your investment.

We have not paid dividends to date and do not intend to pay any dividends in the near future.

We have never paid dividends on our common stock and presently intend to retain any future earnings to finance the operations of our business. You may never receive any dividends on our shares.

The conversion of the Debentures and the Series A or the exercise of warrants and future sales of our common stock may further dilute the shares of common stock you receive in this offering.

We have issued the Debenture which is convertible into 1,750,000 shares of common stock (assuming conversion at the initial conversion price of $1.00 and we have issued the Series A which is convertible into 351,000 shares of common stock (assuming conversion at the initial conversion price of $1.00 per share). Also, in connection with the issuance of the Debenture and the Series A, we have issued Warrants to purchase 226,512 shares at an average exercise price of $1.12 per share. The issuance of any shares of common stock pursuant to: (i) the conversion of the Debenture and the Series A; (ii) the exercise of the Warrants, (iii) the redemption of the Debenture or Series A: (iv) issuances under the Debenture Agreement and Subscription Agreement could be at a per share price below the offering price of shares being offered in this offering.

Our Board of Directors is authorized to sell additional shares of common stock, or securities convertible into shares of common stock, if in their discretion they determine that such action would be beneficial to us. Approximately 62% of our authorized shares of common stock and 100% of our shares of preferred stock are available for issuance. Any such issuance would dilute the ownership interest of persons acquiring common stock in this offering, and any such issuance at a share price lower than then net tangible book value per share at the time an investor purchased its shares would dilute the net tangible value per share for such investor.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholders. We received $1,647,000 from the sale of the Debenture and $295,410 from the sale of the Series A (after accounting for commitment, placement agent and attorney’s fees of $158,090. These proceeds will be used for general corporate and working capital or other purposes that our Board of Directors deems to be in our best interest. As of the date of this prospectus, we cannot specify with certainty the particular uses for the net proceeds we may receive. Accordingly, we will retain broad discretion over the use of these proceeds.

DETERMINATION OF OFFERING PRICE

The selling stockholder will offer common stock at the prevailing market prices or privately negotiated price. The offering price of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our common stock may not trade at market prices in excess of the offering price as prices for common stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

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PLAN OF DISTRIBUTION

The common stock held by the selling stockholders may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The sale of the selling stockholder’s common stock offered by this prospectus may be effected in one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	transactions involving cross or block trades;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	in privately negotiated transactions;
●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	“at the market” into an existing market for the common stock;
●	through the writing of options on the shares;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares of the selling stockholders may be sold only through registered or licensed brokers or dealers. In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, or any other exemption available under the Securities Act rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus.

The selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling stockholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, it.

Brokers, dealers or agents participating in the distribution of the shares held by the selling stockholders as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholders and/or purchasers of the common stock for whom the broker-dealers may act as agent. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders acquired the securities offered hereby in the ordinary course of business and has advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling stockholders. If we are notified by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

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We may suspend the sale of shares by the selling stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

If the selling stockholders use this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of our common stock and activities of the selling stockholders.

We have advised the selling stockholders that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

DESCRIPTION OF SECURITIES

General

We are authorized by our articles of incorporation to issue an aggregate of 100,000,000 shares of common stock, par value $0.001 per share, of which 38,222,034 were outstanding as of December 20, 2017, and 20,000,000 shares of preferred stock of which 117 were outstanding as of December 20, 2017.

This prospectus contains only a summary of the common stock the selling stockholder is offering.

The following summary of the terms of our common stock and preferred stock, respectively, may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated articles of incorporation and our amended and restated bylaws. You should refer to, and read this summary together with, our amended and restated articles of incorporation and amended and restated bylaws to review all of the terms of our common stock and preferred stock, respectively, that may be important to you.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Except as otherwise required by Nevada law, and subject to the rights of the holders of preferred stock, if any, all stockholder action is taken by the vote of a majority of the outstanding shares of common stock voting as a single class present at a meeting of stockholders at which a quorum consisting of one-half of the outstanding shares of common stock is present in person or proxy.

Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of our common stock are entitled to receive ratably, dividends when, as, and if declared by our board of directors out of funds legally available for that purpose and, upon our liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock.

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Anti-Takeover Provisions

The provisions of Nevada law and our bylaws may have the effect of delaying, deferring or preventing another party from acquiring control of the company. These provisions may discourage and prevent coercive takeover practices and inadequate takeover bids.

Nevada Law

Nevada law contains a provision governing “acquisition of controlling interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33-1/3%; 33-1/3 to 50%; or more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or Board of Directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An Issuing Corporation is a Nevada corporation which (i) has 200 or more shareholders, with at least 100 of such shareholders being both shareholders of record and residents of Nevada, and (ii) does business in Nevada directly or through an affiliated corporation.

At this time, we do not believe we have 100 shareholders of record resident of Nevada and we do not conduct business in Nevada directly. Therefore, the provisions of the control share acquisition act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our shareholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (iii) representing 10% or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the Board of Directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the Board of Directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher, (ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

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Articles of Incorporation and Bylaws

Our articles of incorporation are silent as to cumulative voting rights in the election of our directors. Nevada law requires the existence of cumulative voting rights to be provided for by a corporation’s articles of incorporation. In the event that a few stockholders end up owning a significant portion of our issued and outstanding common stock, the lack of cumulative voting would make it more difficult for other stockholders to replace our Board of Directors or for a third party to obtain control of us by replacing our Board of Directors. Our articles of incorporation and bylaws do not contain any explicit provisions that would have an effect of delaying, deferring or preventing a change in control of us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Action Stock Transfer LLC, 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah 84121. Telephone number 801-274-1088

Listing

The shares of our common stock are quoted on the OTCQB under the symbol SLTK. On December 20, 2017, the last reported sale price per share for our common stock on the OTCQB as reported was $1.75.

THE DEBENTURE PURCHASE AGREEMENT

AND SUBSCRIPTION AGREEMENT

The Debenture Purchase Agreement

On November 8, 2017, we entered into the Debenture Purchase Agreement with an accredited investor (the “Debenture Investor”) pursuant to which we sold a $1,750,000 a Secured Convertible Debenture (the “Debenture”) and five year warrants (the “Warrants”) to purchase 1,137,500 shares of our common stock (the “Warrant Shares”) at $1.10 per share (the “Debenture Transaction”). The Debenture has a maturity date of May 7, 2019. The Debenture provides that in case of an event of default, the Debenture may become at the Investor’s election immediately due and payable. The Debenture bears interest at the rate of 5% per annum. In addition, we paid a commitment fee to the holder equal to 5% of the amount of the Debenture. Except as described in this prospectus, there are no trading volume requirements or restrictions under the Debenture Purchase Agreement. The selling stockholder may not assign or transfer its rights and obligations under the Purchase Agreement. The Debenture is secured by all of the assets of the Company.

Pursuant to the terms of the Debenture Purchase Agreement, we are registering three (3) times the amount of common shares that would be issued to the Debenture Investor, so as to provide for additional registered common shares that may be issued as a result of dilution resulting from stock splits, stock dividends, or similar transactions as a result of the anti-dilution provisions contained in the Debenture.

At any time or times on or after the Issuance Date, the Debenture Holder is entitled to convert any portion of the outstanding and unpaid amount of the Debenture into shares of our common stock in accordance, at the price of the lesser of (a) $1.00 (the “Fixed Conversion Price”), subject to adjustment as provided herein, or (b) 80% of the lowest VWAP of the Company’s common stock during the 10 Trading Days immediately preceding the date of conversion (the “Market Conversion Price”). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction.

The number of shares of common stock issuable upon conversion of any conversion amount (the “Conversion Amount”) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”). The Company shall not issue any fraction of a share of Common Stock upon any conversion.

In addition to any other adjustments the Fixed Conversion Price will be reset (the “Reset Price”), to 80% of the lowest VWAP of the Company’s Common Stock for the 10 trading days prior to (a) February 6, 2018, provided the Registration Statement of which this Prospectus is a part, is declared “Effective” by the Securities and Exchange Commission prior to February 6, 2018, or if this Registration Statement is not declared Effective prior to February6, 2018, or (b) the earlier of the Effective Date or May 7, 2018, provided that any such adjustments hereunder would cause the Reset Price to be less than $1.00.

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The Debenture matures on May 7, 2019 (the “Maturity Date”). The rate of interest on the Debenture is 5% per annum. The Debenture Investor was granted a security interest on all of our assets.

Repayment of the Debenture

Commencing on September 1, 2018 and on the first day of each month thereafter, (the “Installment Date”), provided the Debenture is still outstanding, the Company must pay to the Debenture Investor, $250,000, plus accrued interest (the “Installment Amount”. On the Maturity Date, the Company must pay to the Debenture Investor an amount in cash representing all outstanding Principal, accrued and unpaid Interest. The “Maturity Date” may be extended at the option of the Debenture Investor (i) in the event that, and for so long as, an Event of Default (as defined below) shall have occurred and be continuing on the Maturity Date or any event shall have occurred and be continuing on the Maturity Date that with the passage of time and the failure to cure would result in an Event of Default. Other than as specifically permitted by this Debenture, the Company may not prepay or redeem any portion of the outstanding Principal without the prior written consent of the Debenture Investor.

On or prior to the date which is the 10th Trading Day prior to each Installment Date (each, an “Installment Notice Due Date”), the Company must deliver written notice (each, a “Company Installment Notice”), to the Debenture Investor, which Company Installment Notice shall either (A) confirm that the applicable Installment Amount of the Debenture shall be converted, in whole pursuant to a “Company Installment Conversion Payment”, (B) confirm that the applicable Installment Amount of the Debenture shall be paid in cash in whole pursuant to a “Company Installment Cash Payment” or (C) state that the Company elects to pay the Installment Amount part in cash, pursuant to a Company Installment Cash Payment and specify the portion (including Interest and the applicable Cash Payment Premium) which the Company elects or is required to pay in cash (the “Company Installment Cash Amount”) and (2) the portion (including Interest) of the Installment Amount, that the Company elects to convert pursuant to a Company Installment Conversion Payment (such amount a “Company Installment Conversion Amount”) which amounts when added together, must equal the applicable Installment.

The Company Installment Conversion Amount shall be converted in accordance with Section 3(c) and the Company Installment Cash Amount shall be paid in accordance with Section 3(d).

Mechanics of Company Installment Conversion Payment.

If the Company delivers a Company Installment Notice and elects, or is deemed to have elected, in whole or in part, a Company Installment Conversion Payment, then the applicable Company Installment Conversion Amount, shall be converted as of the applicable Installment Date by converting on such Installment Date such Company Installment Conversion Amount at the Conversion Price. If the Equity Conditions are not satisfied (or waived in writing by the Debenture Investor) or the Company Installment Conversion Payment Limitation is exceeded on such Installment Date, then at the option of the Debenture Investor designated in writing to the Company, the Holder may require the Company to do any one or more of the following: (i) the Company shall redeem pursuant to the terms of the Debenture all or any part of the unconverted Company Installment Conversion Amount designated by the Debenture Investor (such designated amount is referred to as the “Unconverted Installment Amount”) and the Company shall pay to the Debenture Investor within 3 days of such Installment Date, by wire transfer of immediately available funds, an amount in cash equal to such Unconverted Installment Amount, and/or (ii) the Company Installment Conversion Payment shall be null and void with respect to all or any part of the unconverted Company Installment Conversion Amount designated by the Debenture Investor and the Debenture Investor shall be entitled to all the rights of a holder of this Debenture with respect to such designated amount of the Company Installment Conversion Amount; provided, however, that the Conversion Price for such unconverted Company Installment Conversion Amount shall thereafter be adjusted to equal the lesser of (A) the Conversion Price as in effect on the date on which the Debenture Investor voided the Company Installment Conversion Payment and (B) the Conversion Price as in effect on the date on which the Debenture Investor delivers a Conversion Notice relating thereto. If the Company fails to redeem any Unconverted Installment Amount by the 5th day following the applicable Installment Date, then the Debenture Investor shall have all rights under this Debenture (including, without limitation, such failure constituting an Event of Default). il If the Company delivers Common Stock representing the Company Installment Conversion Amount to the Debenture Investor the Company Installment Conversion Amount may be converted by the Debenture Investor into Common Stock. In the event that the Debenture Investor elects to convert the Company Installment Conversion Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Installment Conversion Amount so converted shall be deducted from the Installment Amount relating to the applicable Installment Date as set forth in the applicable Conversion Notice.

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Mechanics of Company Installment Cash Payment.

If the Company elects a Company Installment Cash Payment, then the Company Installment Cash Amount, if any, which is to be paid to the Debenture Investor on the applicable Installment Date shall be paid by the Company on such Installment Date, to the Debenture Investor by wire transfer of immediately available funds, in an amount in cash equal to the Company Installment Cash Amount plus a Cash Payment Premium of between 10% and 20% (depending upon the date that of the Installment Cash Payment ) of the Principal portion of the Company Redemption Amount plus accrued and unpaid Interest. If the Company fails to deliver to the Debenture Investor via wire transfer the Company Installment Cash Amount on the applicable Installment Date then at the option of the Debenture Investor designated in writing to the Company (any such designation, “Conversion Notice” for purposes of this Debenture), the Holder may require the Company to convert all or any part of the Company Installment Cash Amount into shares of Common Stock of the Company at the Conversion Price.

Company’s Cash Redemption.

The Company at its option has the right to redeem (a “Redemption”), in part or in whole, outstanding Principal and Interest under the Debenture in addition to any Installment Amount payments prior to the Maturity Date provided that as of the date of the Debenture Investor’s receipt of a Redemption Notice if the VWAP of the Company’s common shares is less than the Fixed Conversion Price. If the Company’s redeems the Debenture, it must pay an amount equal to the principal amount being redeemed plus a redemption premium (“Redemption Premium”) equal to 1) if such Redemption occurs by May 9, 2018 an amount equal to 10% of the outstanding Principal Amount. If the redemption occurs between May 9,2018 and November 3, 2018, an amount equal to 15% of the outstanding Principal Amount plus outstanding and accrued Interest, and 3) if such Optional Redemption occurs after November 3, 2018, an amount equal to 20% of the outstanding Principal Amount being redeemed plus outstanding and accrued Interest. In order to make a Redemption, the Company shall first provide written notice to the Debenture Investor of its intention to make a redemption (the “Redemption Notice”) setting forth the amount of Principal and Interest it desires to redeem plus the applicable Redemption Premium (the “Redemption Amount”). After receipt of the Redemption Notice the Debenture Investor shall have 10 Business Days to elect to convert all or any portion of this Debenture.

The security interest expires when all obligations under the Debenture are paid.

The Debenture Warrants

We have issued 1,137,500 Debenture Warrants pursuant to the Debenture Purchase Agreement. The Debenture Warrants have an exercise price of $1.10 per share and expire on November 8, 2022 and have certain anti-dilution provisions. At any time, the Debenture Warrants may be exercised on a cash or cashless basis.

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The Subscription Agreement

On October 20, 2017 the Company filed a Certificate of Designations (the “Designations”), establishing the preferences, rights and limitations of a 5% Series A Convertible Preferred Stock (the “Series A”),

Pursuant to the terms of the Series A Purchase Agreement, we are registering three (3) times the amount of common shares that would be issued to the Series A Investor, so as to provide for additional registered common shares that may be issued as a result of dilution resulting from stock splits, stock dividends, or similar transactions as a result of the anti-dilution provisions contained in the Series A.

Pursuant to a Series A Subscription Agreement, the Company sold a total of 117 shares of Series A Convertible Preferred Stock (the “Series A”) to an accredited investor (the “Series A Investor”) for gross proceeds of $351,000. As additional consideration, the Company issued five-year warrants (the “Series A Warrants”) to the Investors to purchase an aggregate total of 226,512 shares of the Company’s common stock, for $1.25 per share. Due to provisions within the Designations, and agreement between the Company and the Series A Investor, the Company issued an additional 223,488 Series A Warrants. The Company received net proceeds of $295,410, after the payment to Garden State Securities Corp., the Placement Agent for the Series A, a commission of $31,510 and legal and escrow expenses of $24,000. The Company’s proceeds from the sale of the Series A were used to purchase inventory.

At any time or times, the Series A Investor is entitled to convert any portion of the outstanding and unpaid amount of the Series A into shares of our common stock in accordance, at the price of the lesser of (a) $1.00 (the “Fixed Conversion Price”), subject to adjustment, or (b) 80% of the lowest VWAP of the Company’s common stock during the 10 Trading Days immediately preceding the date of conversion (the “Market Conversion Price”). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction. The number of shares of common stock issuable upon conversion of any conversion amount (the “Conversion Amount”) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”). The Company shall not issue any fraction of a share of Common Stock upon any conversion.

In addition to any other adjustments the Fixed Conversion Price will be reset (the “Reset Price”), to 80% of the lowest VWAP of the Company’s Common Stock for the 10 trading days prior to (a) February 6, 2018, provided the Registration Statement of which this Prospectus is a part, is declared “Effective” by the Securities and Exchange Commission prior to February 6, 2018, or if this Registration Statement is not declared Effective prior to February6, 2018, or (b) the earlier of the Effective Date or May 7, 2018, provided that any such adjustments hereunder would cause the Reset Price to be less than $1.00.

The Series A will automatically convert if the Company’s Common Shares have traded at 250% above the (i) the Company’s Common Stock trades at a price equal to or greater than 250% of the Series A Conversion Price for ten (10) consecutive Trading Days, (ii) the Conversion Shares are eligible for resale pursuant to an effective registration statement or Rule 144 without any limitations, and (iii) the average trading volume for the Company’s Common Stock during the same ten (10) consecutive Trading Day period is equal to or greater than 125,000 shares of the Company’s Common Stock, then all outstanding shares of Series A Preferred Stock shall, automatically, and without the payment of additional consideration by the Series A Investor, and without any notice to the Series A Investor be converted into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Stated Value per share plus accrued and unpaid dividends thereon by the Series A Conversion Price then in effect.

The Series A Warrants

We have issued 450,000 Series A Warrants pursuant to the Subscription Agreement and certain anti-dilution rights. The Series A Warrants have an exercise price of $1.10 per share and expire on October 20, 2022 and have certain anti-dilution provisions. At any time, 283,140 of the Series A Warrants may be exercised on a cash or cashless basis. 166,860 of the Series A Warrants may only be exercised on a cash basis.

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SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of the Debenture, the Series A and upon the exercise of Debenture Warrants and Series A Warrants. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the Debenture, the Series A and the Warrants and entry into the Purchase Agreements, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by the selling stockholder. The second column lists the number of shares of common stock beneficially owned by the selling stockholders as of December__, 2017, assuming conversion of the Debenture and the Series A, but taking account of any limitations on conversion and exercise set forth therein.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders and does not take in account any limitations on conversion of the Debenture and Series A set forth therein.

The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the Debenture Agreement and the Subscription Agreement, the selling stockholders may not convert the Debenture or Series A and we may not exercise the puts under the Debenture and Series A to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99% of our total outstanding common shares at the time of issuance. This condition may be waived by the Debenture Investor or the Series A Investor. The number of shares in the second column reflects these limitations. The selling stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution “.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus **		Number of Shares of Common Stock Owned After Offering (3)**	Which May Be Sold in This Offering As A Percentage of Currently Outstanding Shares (4)	Percentage of Shares of Common Stock Owned After the Offering (5)
YAII PN, Ltd	0	8,662,500	(2)	8,662,500	8,662,500	-0-
FirstFire Global Opportunities Fund, LLC(6)	0	2,199,420		2,199,420	2,199,420	-0-

** Pursuant to the terms of the Debenture Purchase Agreement and Series A Purchase Agreement, we are registering three (3) times the amount of common shares that would be issued to the Debenture investor and the Series A Investor, so as to provide for additional registered common shares that may be issued as a result of dilution resulting from stock splits, stock dividends, or similar transactions as a result of the anti-dilution provisions contained in the Debenture and Series A. Should there be no adjustments to the conversion price of the Debenture, the Series A, the Debenture Warrants or the Series A Warrants, the maximum number of shares that are issuable upon conversion of the Debenture, the Series A, the Debenture Warrants and the Series A Warrants would be 2,887,500 for the Debenture Investor and 744,372 for the Series A Investor.

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(1)	YAII PN, Ltd (“YA”) is the investor under the Debenture Purchase Agreement. Yorkville Advisors Global, LP (“Yorkville LP”) is YAII PN, Ltd.’s. investment manager and Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the General Partner of Yorkville LP. All investment decisions for YA are made by Yorkville LLC’s President and Managing Member, Mr. Mark Angelo. The address of YA is 1012 Springfield Avenue, Mountainside, NJ 07092, Attention: Mark Angelo, Portfolio Manager.

(2)	Includes shares of common stock underlying the Debentures and Debenture Warrants that may be held by the selling stockholder that are covered by this prospectus, including any such securities that, due to contractual restrictions, may not be exercisable if such conversion or put would result in beneficial ownership greater than 4.9%.

(3)	Represents the difference between the maximum number of shares into which the principal and interest on the Debenture or the Series A may be converted and the shares being registered under the registration statement of which this prospectus forms a part.

(4)	Assumes that the total number of our issued and outstanding common shares remains unchanged at 38,222,034 prior to the issuance of the common shares underlying the Debenture and Series A. If all of the shares are sold pursuant to this offering and the total number of our issued and outstanding common shares otherwise remains unchanged at 38,222,034 such shares sold in this offering shall equal approximately __% of the then issued outstanding shares of our common stock

(5)	Assumes that the total number of our issued and outstanding common shares remains unchanged at 38,222,034 prior to the issuance of the common shares underlying the Debenture and Series A, that the selling stockholders exercise its right to convert all of the principal and interest on the Debenture and Series A and that it sells all of the shares offered pursuant to this prospectus.

(6) FirstFire Global Opportunities Fund LLC is the Series A Investor under the Series a Purchase Agreement. Eli Fireman is the Chief Investment Officer. The address is 1040 First Avenue, Suite 140, New York, N.Y. 10022

(7) Includes shares of common stock underlying the Series A and Series A Warrants that may be held by the selling stockholder that are covered by this prospectus, including any such securities that, due to contractual restrictions, may not be exercisable if such conversion or put would result in beneficial ownership greater than 4.9%.

BUSINESS

History and Organization

Solis Tek Inc. (the “Company”) was originally incorporated under the laws of the State of Nevada on March 2, 2007 as Cinjet, Inc. (“Cinjet”). Effective September 1, 2015, Cinjet changed its corporate name to Solis Tek Inc. On June 23, 2015, the Company entered into an Agreement of Merger and Plan of Reorganization (the “Agreement”) with Solis Tek Inc., a California corporation (“STI”), and CJA Acquisition Corp., a California corporation and a wholly owned subsidiary of the Company (“Merger Sub”), providing for the merger of Merger Sub with and into STI (the “Merger”), with STI surviving the Merger as a wholly-owned subsidiary of the Company. The Merger Agreement was approved by the Company’s Board of Directors and the sole Director of the Company, effective June 23, 2015. The Merger closed on June 23, 2015.

At the effective time of the Merger, each share of STI common stock issued and outstanding was converted automatically into the right to receive .166 shares of the common stock of the Company, with an aggregate of 26,187,000 shares of the Company’s common stock issued to the former shareholders of STI.

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Upon the closing of the Merger, STI paid a total of $22,500 to four shareholders of the Company for the cancellation of a total of 61,297,002 shares of the Company’s common stock. Also at the closing of the Merger, STI paid $198,100 to the Company to settle and pay liabilities of $405,932, which represented all of the then current liabilities of the Company. After the closing, a total of 29,551,998 shares of the Company were outstanding.

Upon completion of the Merger, the former stockholders of STI owned approximately 89% of the outstanding shares of the Company’s common stock and the holders of the outstanding shares of the Company’s common stock prior to the Merger owned the balance. As the former owners and management of STI have voting and operating control of the Company after the Merger, the transaction has been accounted for as a recapitalization with the STI deemed the acquiring companies for accounting purposes, and the Company deemed the legal acquirer. Due to the change in control, the consolidated financial statements reflect the historical results of STI prior to the Merger, and that of the combined company following the Merger. Common stock and the corresponding capital amounts of the Company pre-Merger have been retroactively restated as capital stock shares reflecting the exchange ratio in the Merger. No step-up in basis or intangible assets or goodwill will be recorded in this transaction and the cash paid by the Company of $248,980 (including $28,380 of transaction costs) has been reflected as a cost of the transaction.

Overview of Business

Solis Tek Inc. is focused on the research, design, development and manufacturing of advanced, energy efficient indoor horticulture lighting and ancillary equipment. Our vision is to apply the latest advances in high efficiency lighting and controls technology as well as effective manufacturing techniques to deliver highly differentiated products with clear benefits at competitive prices to the greenhouse and indoor horticulture markets.

Our subsidiary, Solis Tek Inc., a California corporation, was formed in June of 2010. Its operations consists of designing, developing and sourcing of a line of Solis Tek Digital Ballasts intended for use in high intensity lighting systems used for horticulture. An electrical ballast is a device intended to limit the amount of current in an electric circuit. A familiar and widely used example is the inductive ballast used in fluorescent lamps, to limit the current through the tube, which would otherwise rise to destructive levels due to the tube’s negative resistance characteristic. Since the commencement of operations, our product line has evolved from digital ballasts to a line of lighting products including a line of specialty ballasts ranging from 400 watts to 1,000 watts with various features, a line of specialty metal halide digital lamps (our “Lamp Products”), a line of reflectors, high intensity lighting accessories and a new line of light emitting diode (“LED”) lighting technologies.

We sell our products primarily to retailers in the United States and international markets who specialize in hydroponic horticulture. Currently we have approximately 500 retailers that sell our products. We have five full time sales employees and four wholesale distributors who cover US, Canada, Spain and the United Kingdom.

The Company believes that almost all of the end users that use this type of products have used the equipment for the growing of cannabis. Currently, there are 28 states and the District of Columbia that have laws and/or regulation that recognize in one form or another legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. In addition, the States of Colorado, Washington, Alaska, Oregon, California, Massachusetts, Nevada and the District of Columbia have recently approved the recreational use of cannabis. Many other States are considering legislation to similar effect. As of July 30, 2015, the policy and regulations of the Federal government and its agencies is that cannabis has no medical benefit and a range of activities including cultivation and use of cannabis for personal use is prohibited on the basis of federal law and may or may not be permitted on the basis of State law. Active enforcement of the current federal regulatory position on cannabis on a regional or national basis may directly and adversely affect the willingness of our end user customers to continue to grow cannabis. Active enforcement of the current federal regulatory position on cannabis may thus directly and adversely affect revenues and profits.

However, the Company’s products can be, and are used for, the hydroponic and indoor growing of other horticultural products, such as hothouse vegetables, decorative plant nurseries, indoor aquariums, and industrial painting facilities. The Company intends to continue to expand and improve its products for use in as many applications as possible and to market its products to the entire indoor horticultural industry as well as other industrial applications that require artificial lighting.

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In 2014, Solis Tek East, Corporation (“STE”) was incorporated in the State of New Jersey as a wholly owned subsidiary of the Company. STE was formed for the purpose of commencing its operations and servicing and supplying the Eastern part of North America with our products. In September 2014, STE leased a 10,160 square foot office and warehouse facility in South Hackensack, New Jersey. Also, in 2014, GrowPro Solutions, Inc. (“GrowPro”) was incorporated in the State of California as a wholly owned subsidiary of the Company. GrowPro was formed to develop, and sell plant nutrients to help expand the market reach and maximize the revenue potential of the Company. GrowPro is sharing facility with STI in Carson, CA.

Our ballast products are manufactured in China by a manufacturer that is partially owned by a related party to Alan Lien, our President. Our Lamp Products are manufactured to our specifications and supplied by an unrelated manufacturer in China. Our lamp ancillary products and equipment are also manufactured, to our designs, in China.

License Agreement

In May of 2015, we entered into an Amended and Restated License Agreement with GAS Technologies, Incorporated (“GAS”) of Kapolei Hawaii, pursuant to which we agreed to pay GAS, a minimum royalty of $100,000 per year plus7% of sales of products licensed by GAS to us over a fixed amount of licensed products sale per calendar year. In 2016 and 2015, the Company owed an additional $41,490 and $43,775, respectively

Then under the amended agreement. The License grants to us an exclusive world-wide license to produce, manufacture, have manufactured, use, import, sell, market, distribute and sell the products and systems (the “Licensed Products”) and any further products and systems that may be developed by the Licensor for use in the horticulture and hydroponic industries (the “Industries”). Such products include our “Single Ended: and “Double Ended” metal halide digital lamps and a new line of light emitting diode (“LED”) lighting technologies and products.

The Cannabis Industry and Government Regulation

Currently, there are twenty-eight States plus the District of Columbia that have laws and/or regulation that recognize in one form or another legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. In addition, the States of Colorado, Washington, Alaska, Oregon, California, Massachusetts, Nevada as well as the District of Columbia, have recently approved the recreational use of cannabis. The State laws are in conflict with the Federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The Trump Administration has effectively stated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by State-designated laws allowing the use and distribution of medical marijuana and we do not have a clear reading from possible changes in the Trump Administration. Additionally, any new administration that follows could change this policy and decide to enforce the federal laws strongly. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us and our shareholders.

Indoor Lighting Industry

Light and plant growth

Light is essential for plant growth. Natural sunlight is the cheapest source available, but for horticulture it is not always attainable in sufficient quantities. Therefore, the uses of artificial or alternative light sources have become very common in order to increase production and quality predominantly in indoor or greenhouse environments. Plants have a completely different sensitivity to light spectrum than humans. Every plant has their own sensitivity for colors and intensity of light. Using these alternate light sources for plants, effective light recipes are essential to obtain the optimal results in plant production.

Grow lights

A grow light or plant light is an artificial light source, generally an electric light, designed to stimulate plant growth by emitting an electromagnetic spectrum appropriate for photosynthesis. Grow lights are used in applications where there is either no naturally occurring light, or where supplemental light is required. For example, in the winter months when the available hours of daylight may be insufficient for the desired plant growth, lights are used to extend the time the plants receive light.

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Grow lights either attempt to provide a light spectrum similar to that of the sun, or to provide a spectrum that is more tailored to the needs of the plants being cultivated. Outdoor conditions are mimicked with varying color, temperatures and spectral outputs from the grow light, as well as varying the lumen output (intensity) and PAR output of the lamps. Depending on the type of plant being cultivated, the stage of cultivation (e.g., the germination/vegetative phase or the flowering/fruiting phase), and the photoperiod required by the plants, specific ranges of spectrum, luminous efficacy and color temperature are desirable for use with specific plants and time periods.

Specially designed artificial light sources can improve diverse growth parameters. These all depends on several factors, like crop, environmental circumstances, light recipe and many more. The following is a list of benefits that can be achieved with specially designed artificial lighting:

●	Increased production and yield

●	Increased aromatic flavor and higher potency

●	Shortening of the total growth cycle

●	Better plant uniformity

●	Better space utility

●	Improved plant quality

●	Energy savings

●	Better germination rate

●	Higher multiplication factor

●	Higher survival rate in rooting

●	Improved/controlled stretching process

●	Accelerated hardening phase

Hydroponics

The great majority of our customers are retailers that specialize in Hydroponics and sell our products to Hydroponic enclosed farm operators. Hydroponics is a method of growing plants in mineral nutrient solutions, in water, without soil. Terrestrial plants may be grown with their roots in the mineral nutrient solution only or in an inert medium, such as polite, gravel, expanded clay pebbles or coconut husks.

Some of the reasons why hydroponics is being adapted around the world for plant production are the following:

●	No soil is needed for hydroponics.

●	The water stays in the system and can be reused – thus, a lower water requirement.

●	It is possible to control the nutrition levels in their entirety; thus, lower nutrition requirements.

●	No nutrition pollution is released into the environment because of the controlled system.

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●	Stable and high yields.

●	Pests and diseases are easier to get rid of than in soil because of the container’s mobility.

●	Ease of harvesting.

●	No pesticide damage.

Our Business Strategy

Due to the expected increase in the number of States where the use of cannabis, both for medical and recreational use is being legalized, the Company intends to take advantage of what we believe is our premium brand image within the cannabis farming industry. We believe that as participation in the cannabis farming industry grows, in order to supply increasing demand caused by legalization, our Solis Tek brand equipment will be sought out by existing and new cannabis farms and businesses. Further, we intend to broaden our marketing efforts to the non-cannabis lighting market, which includes, among others, hothouse vegetables, decorative plant nurseries, indoor aquariums, and industrial painting facilities. Our strategy is to maintain and increase our market share by expanding our marketing efforts and by introducing new and improved lighting technology to help the industry become more efficient. In addition, the Company has started market and sell a new line of plant nutrients and fertilizers through its wholly owned subsidiary Zelda Horticultural, Inc. f/k/a/, GrowPro Solutions, Inc., to help expand the market reach and maximize the revenue potential of the Company.

Products

Ballasts

Ballasts provide the proper starting voltage, operating voltage and current to the lamp to initiate and sustain its arc. High Intensity Discharge (HID) lamps have negative resistance, which causes them to draw an increasing amount of current; hence, they require a current-limiting device. The ballast provides the following functions:

It provides starting voltage and, in some cases, ignition pulses. All ballasts must provide some specific minimum voltage to ignite the lamp. In the case of pulse start lamps, an additional high voltage pulse is needed to ionize the gases within the lamp. These pulses are superimposed near the peak starting voltage waveform; It regulates the lamp’s current and power. The ballast limits the current through the lamp once it has started. The ballast’s current is set to a level that delivers the proper power to the lamp. In addition, the ballast regulates the lamp’s current through the range of typical line voltage variations, thereby keeping the lamp’s power fairly stable to maximize the lamp’s life and performance and; It provides appropriate sustaining voltage and current wave shape to achieve the lamp’s rated life. The ballast provides sufficient voltage to sustain the lamp as it ages.

Solis Tek Digital Ballasts were designed to with “Ignition Control” sequential lamp ignition, and “SenseSmart”, self- diagnostic safety systems. Solis Tek Digital Ballasts are software based, that makes our ballasts more versatile and enables us to incorporate special features such as sequential ballast ignition technology (“Ignition Control”) and SenseSmart technologies that ignites metal halide lamps one at a time based on load stability. Ignition Control is a main feature of our ballasts that comes as a standard feature in all of our ballasts. Ignition Control assures that no matter how many lamps are contained in a lighting array attached to one power source, only one lamp will turn on at a predetermined time. This technology (not a randomized ignition startup) detects the voltage and amperage frequencies of the electrical circuit and ignites an array of metal halide or sodium lamps when the load for each lamp is most stable. We believe that SolisTek digital ballasts are the only ballasts capable of this technology. The use of our technology prevents surges and spikes in electrical environment in which an array of ballasts operate and also prevents the overloading of circuit breakers.

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Our SenseSmart self-diagnosing system feature, enables our ballasts to internally safety check for over/under voltage, overheating, open circuits, short circuits and more. SmartSense will recognize an unsafe condition and take pre-determined actions to alleviate the safety issue.

We offer a line of remote ballasts that include: 400W 120/240V, 600W 120/240V, 1000W 120/240V, 1000W 120/240V with remote control and timer, 1000W 240V only, and 1000W 277V.

A1 1000W Complete Fixture

Beginning in 2015, we introduced a new A1 complete fixture equipped with ballast, reflector, and double ended lamp.

Digital Lamps

Metal halide lamps are a type of HID (High Intensity Discharge) lamp; mercury vapor and high-pressure sodium lamps are also HID lamps. Light is generated by creating an arc between the two electrodes located inside the inner arc tube. The inner arc tube is typically made of quartz, and this is a very harsh environment, with high temperatures approaching 1000°C and pressures of 3 or 4 atmospheres. To start a metal halide lamp, a high starting voltage is applied to the lamp’s electrodes to ionize the gas before current can flow and start the lamp.

Solis Tek Digital Lamps are designed to be specifically tuned and matched with Solis Tek digital ballasts. Our lamps feature color enhanced full balanced spectrums, prolonged lamp life, less depreciation of lumen output over time, and precise gas combinations for increased blues, reds, and ultra violet output. Our Lamps emit a full spectrum of light tuned specifically for particular types of plants. As well, our lamps provide ample Ultra Violet light that plants thrive upon. We have designed our lamps using special low iron glass envelopes so as to prevent the blockage of the full spectrum of light that our lamps are designed to provide. Using Solis Tek lamps, growers can expect superior photo-chemical reactions, proper UV balance, advanced HID lamp designed especially for plant growth, plant quality, and plant yield.

We offer a select variety of spectrums in both High Pressure Sodium (HPS), Metal Halides (MH), and Ceramic Metal Halides (CMH).

LED Technology

LED (light emitting diode) lighting supports sustainable design in several ways. It uses less energy than most other types of lamps, produces less heat, lasts longer (which means less frequent replacement and therefore reduced waste), is mercury-free, and is housed in special semi-conductor “chips” designed for easier configuration, disassembly, and recycling.

In our ongoing research and development program, we have designed and developed our next generation of high intensity lighting. Our LED technology, unlike other LED lighting sources, uses an advanced UV (Ultra Violet) diode phosphor combination to make our high intensity LED based lighting systems. Our LED systems will be available in the same light spectrums as our current HID lamps. Our design will emit lighting equivalent to the high pressure sodium spectrum and ultra-violet spectrums and eliminate the inadequacies of current LED offerings to the horticultural industry i.e.: a) low intensity; b) lack of proper spectrum for particular plants; and c) longevity. Our LED “chips” will provide, from one LED, a full spectrum of light that mimics sunlight, as compared to other LED manufacturers of LEDs who provide arrays of several color specific LEDs in an attempt to cover the full light spectrum.

LED lighting produces significantly less heat than conventional HID and HPS lamps, so growers can control their greenhouse climate more accurately. Less heat also means more effective use of light, for example by increasing light levels, extending lighting periods, or by using LED light in greenhouses on warmer days without having to ventilate. Less heat also means you can place the light source closer to plants, reducing light loss.

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Solis Tek Reflectors

Our line of “Reflectors” is designed for use with our digital ballasts and lamps. However, they have standard sockets so that lamps and ballasts manufactured by others may also be used. Each Reflector features air cooling, heavily tinned wiring, low iron glass for less filtering of light, and utilize highly reflective aluminum to reflect light in the desired direction.

We offer five different variations and sizes of Reflectors.

Plant Nutrients and Fertilizers

Zelda Horticulural. Inc. has developed “Terpenez” which is a proprietary product formulated from all organic botanical extracts and is designed to assist plants with processes associated with oil and resin production. Terpenez is all natural and has organic inputs aimed at enhancing the aromatic experience of cultivation. GrowPro commenced test marketing Terpenez in late 2016.

Marketing

We currently market our products directly and through distributors, to hydroponic retailers through direct contacts, on-line email advertising, social media, trade magazine advertising, trade show promotions, and cross-promotional offerings. Our officers, along with five sales representatives and four distributors, are engaged in marketing our products. In addition, we work with a select few wholesale distributors who cover parts of the United States, Canada, Spain and the United Kingdom. Approximately 1% and 3% of our revenues were derived from non-U.S. sources in 2016 and 2015, respectively.

Manufacturing and Supply

All of our current products are manufactured to our specifications in China. We currently rely upon one manufacturer and supplier of our ballast products. The family of our President’s spouse owns a thirty per cent (30%) interest in the manufacturer with the balance of ownership owned by non-related parties. We believe that the prices charged by this supplier is on terms no more favorable than terms generally available to terms that we may pay to an unaffiliated third party under the same or similar circumstances. All of our other products, including our lamps, are manufactured and supplied by unaffiliated third-party suppliers.

Our reliance upon manufacturers and suppliers located in China, subjects us to various political, economic, and other risks and uncertainties inherent in importing products from this country, including among other risks, export/import duties, quotas and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations. There can be no assurance that if there were an interruption of our supply lines from China, that we would be able to find replacement suppliers of our products domestically, or from other countries, and even if we found replacement suppliers, that we would be able to obtain the products at the quality and prices we currently pay.

Technology and Development

We have entered into an agreement with G.A.S. Technologies Inc. (“GAS”) pursuant to which GAS will provide design, supply and engineering services to the Company as well as exclusively license to the Company certain products for the horticultural industry, including all digital lighting products (the “GAS Agreement”) developed by GAS. The GAS Agreement gives the Company the exclusive right to manufacture, market and distribute all of the licensed technology. Among the technologies licensed are GAS’s designs for some of the Company’s LED products.

The GAS Agreement provides that the Company will pay to Licensor a minimum royalty at the rate of $100,000 per year (the “Minimum Annual Royalty”), commencing on the date of this Agreement, plus seven per cent (7%) of all Net Sales in excess of a fixed amount per calendar year (the “Additional Royalty”).

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Intellectual Property

We own number of trademarks and rely on a combination of copyright and trade secrets as well as confidentiality procedures and contractual provisions to protect our proprietary technology and our brand. We rely on copyright laws to protect copy on our web site, www.solis-tek.com, and all marketing materials.

From time to time, we may encounter disputes over rights and obligations concerning intellectual property. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business, our brand and reputation, or our ability to compete. Also, protecting our intellectual property rights could be costly and time consuming.

Government Regulation

Almost all of end users of our products have used our products for the growing of cannabis. Currently, there are twenty-eight States plus the District of Columbia that have laws and/or regulation that recognize in one form or another legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. In addition, the States of Colorado, Washington, California, Massachusetts, Alaska, Nevada, and Oregon, as well as the District of Columbia, have recently approved the recreational use of cannabis. Many other States are considering legislation to similar effect. As of June 1, 2015, the policy and regulations of the Federal government and its agencies is that cannabis has no medical benefit and a range of activities including cultivation and use of cannabis for personal use is prohibited on the basis of federal law and may or may not be permitted on the basis of State law. Active enforcement of the current federal regulatory position on cannabis on a regional or national basis may directly and adversely affect the willingness of our end user customers to continue to grow cannabis. Active enforcement of the current federal regulatory position on cannabis may thus directly and adversely affect revenues.

Competition

Our Lighting Products segment currently faces competition from traditional lighting fixture companies, lamp manufacturers and from non-traditional companies focused on LED lighting systems including fixtures and lamps. Lighting companies such as Acuity Brands, Inc., the Cooper Lighting division of Eaton Corporation plc, General Electric Company, Hubbell Incorporated, Philips, OSRAM, Gavita, Sunlight Supply and Hydrofarm are the main competitors in this market. Increasingly, however, other companies (i.e., start-ups) are beginning to emerge in the LED lighting markets in which we compete. We compete on the basis of product features, quality, product availability and price.

Our LED lighting products will compete against traditional lighting products using incandescent, fluorescent, halogen, ceramic metal halide or other lighting technology. Our LED lighting products compete against traditional lighting products based upon superior energy savings, extended life, improved lighting quality and lower total cost of ownership. Also, our LED lighting products have a reduced impact on the environment as compared to fluorescent and compact fluorescent technologies that contain mercury.

We will also compete with LED-based products from traditional and non-traditional lamp and fixture companies, some of which are customers for our LED chips and LED components. Our products compete on the basis of color quality and consistency, superior light output, reduced energy consumption, brand and lower total cost of ownership.

Patents, trademarks, franchises, concessions, royalty agreements

We own number of trademarks and rely on a combination of copyright and trade secrets as well as confidentiality procedures and contractual provisions to protect our proprietary technology and our brand. We will rely on copyright laws to protect copy on our web site, www.solis-tek.com, and all marketing materials.

From time to time, we may encounter disputes over rights and obligations concerning intellectual property. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business, our brand and reputation, or our ability to compete. Also, protecting our intellectual property rights could be costly and time consuming.

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Employees

As of December 31, 2016, the Company has 15 full-time employees, employed by us in various capacities, including two Executive Officers, five in sales, four administrative, three in the warehouse, and one in research and development. In addition, from time to time, we employ temporary personal to meet the business needs.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our common stock is listed on the Over the Counter QB (“OTCQB”) under the symbol “QBIO”. The market for our common stock is limited, volatile and sporadic. The following table sets forth, for the periods indicated, the high and low bid prices of our common stock on the OTCQB as reported by Google Finance. The following quotations reflect inter-dealer prices, without retail mark-up, markdown, or commissions, and may not reflect actual transactions. Those fiscal quarters during which there were no sales of our common stock have been labeled as “n/a”.

	High Bid	Low Bid
Fiscal Year 2017
December 20, 2017	$1.75	$1.64

Quarter ended September 30, 2017	$1.63	$1.00
Quarter ended June 30, 2017	$3.44	$1.00
Quarter ended March 31, 2017	$1.42	$0.51

Fiscal Year 2016
Quarter ended December 30, 2016	$0.77	$0.25
Quarter ended September 30, 2016	$0.50	$0.50
Quarter ended June 30, 2016	$0.50	$0.50
Quarter ended March 31, 2016	$1.00	$0.20

Fiscal Year 2015
Quarter ended December 30, 2015	$2.00	$0.30

The last reported sales price for our shares on the OTCQB as of December 20, 2017, was $1.75 per share. As of December 20, 2017, we had approximately 56 shareholders who held stock through securities position listings.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business and do not anticipate paying any cash dividends on our common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will depend upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Securities Authorized for Issuance under Compensation Plans

None.

Stock Incentive Plan

None.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

The Company is focused on the research, design, development and manufacturing of advanced, energy efficient indoor horticulture lighting ancillary equipment and nutrients. Our vision is to apply the latest advances in high efficiency lighting and controls technology as well as effective manufacturing techniques to deliver highly differentiated products with clear benefits at competitive prices to the greenhouse and indoor horticulture markets.

The Company, through two its three wholly owned lighting subsidiaries, Solis Tek Inc. a California corporation and Solis Tek East, Corporation, an entity incorporated under the laws of the State of New Jersey, are in the operations of designing, developing and sourcing a line of Solis Tek Digital Ballasts intended for use in high intensity lighting systems used for horticulture. An electrical ballast is a device intended to limit the amount of current in an electric circuit. A familiar and widely used example is the inductive ballast used in fluorescent lamps, to limit the current through the tube, which would otherwise rise to destructive levels due to the tube’s negative resistance characteristic. Since the commencement of operations, our product line has evolved from digital ballasts to a line of lighting products including a line of specialty ballasts ranging from 400 watts to 1,000 watts with various features, a line of specialty metal halide digital lamps, a line of reflectors, high intensity lighting accessories.

The Company, through its third wholly owned subsidiary, Zelda Horticulture, Inc. a California corporation, introduced an organic solutions and nutrient line which was launched in 2016. Zelda’s in-house Research and Development department formulates unique plant nutrient additives designed to create healthier plants which yield greater plant aroma, volume, and oil production and intensity in the growing cycle. The end users of the new nutrient additive products are the same existing Solis Tek Inc. lighting clients, hence, the company will leverage its existing sales and distribution channels to gain maximum efficiencies with this new subsidiary division. Zelda’s nutrient products are trademark protected, created with 100% organic compounds, contain proprietary ingredients, formulated and produced in our own facility in Carson, CA, and have been thoroughly vetted by our customers and tested by outside independent third-party labs, consultants and growers. The nutrient additive products are typically used by our customers as a part of their daily plant nutrient feed program, creating a much shorter transaction interval relationship with our client base than the lighting division realizes due to those product lifecycles.

Critical Accounting Policies

The Securities and Exchange Commission (“SEC”) defines “critical accounting policies” as those that require application of management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Not all of the accounting policies require management to make difficult, subjective or complex judgments or estimates. However, the following policies could be deemed to be critical within the SEC definition.

Allowance for Doubtful Accounts

The allowance for doubtful accounts is based on the Company’s assessment of the collectability of customer accounts. The Company regularly reviews the allowance by considering factors such as historical experience, the age of the accounts receivable balances, credit quality, economic conditions that may affect a customer’s ability to pay and expected default frequency rates. Trade receivables are written off at the point when they are considered uncollectible.

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Inventories

The Company provides inventory reserves based on excess and obsolete inventories determined primarily by future demand forecasts. The write down amount is measured as the difference between the cost of the inventory and market based upon assumptions about future demand and charged to the provision for inventory, which is a component of cost of sales. At the point of the loss recognition, a new, lower cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

Recent Accounting Pronouncements

See Note 2 of the condensed financial statements for management’s discussion of recent accounting pronouncements.

Results of Operations

Results of Operations for the nine months ended September 30, 2017 compared to the nine months ended September 30, 2016.

Revenue and Cost of Goods Sold

Revenue for the nine months ended September 30, 2017 and 2016 was $7,336,980 and $6,587,498, respectively, an increase of $749,482 or 11%. The increase was primarily due to more market penetration within our hydroponic customers and commercial facilities.

Cost of sales for the nine months ended September 30, 2017 and 2016, was $4,625,210 and $4,219,412, respectively. Gross profit for the nine months ended September 30, 2017 and 2016, was $2,711,770 and $2,368,086, respectively. The increase in gross profit of $343,684 or 14.5% was primarily due to increase in revenue. As a percentage of revenue, gross profit for the nine months ended September 30, 2017 was 37.0% compared to 35.9% for the nine months ended September 30, 2016. The increase in gross profit percentage was due to higher revenue and product mix.

Selling, General and Administrative Expenses

Selling, general and administrative (“SG&A”) expenses for the nine months ended September 30, 2017 and 2016 was $9,206,076 and $2,286,464, respectively, an increase of $6,919,612 or 303%. The increase in SG&A expenses was due to increase in payroll, consulting, marketing, travel, trade shows, outbound freight, and sales commission to support the increase in revenues and stock compensation costs and increase in bad debt expenses. For the nine months ended September 30, 2017 stock compensation expense was $5,361,046 compared to $86,000 for the nine months ended September 30, 2016.

Research and Development Expenses

Research and development (“R&D”) expenses for the nine months ended September 30, 2017 and 2016 was $247,770 and $172,500, respectively, an increase of $75,270 or 44%. The increase in R&D expenses was primarily due to fair value of common stock ($75,000) issued to an employee. The R&D expense was incurred for the improvement in existing products and development of new products.

Net Income (Loss)

Net loss for the nine months ended September 30, 2017 was $6,830,199 compared to net loss of $163,657 for the nine months ended September 30, 2016. The net loss for the nine months ended September 30, 2017 was due to noncash stock compensation costs, and increased selling, general, and administrative costs compared to the nine months ended September 30, 2016. Noncash stock compensation costs for nine months ended September 30, 2017 was $5,436,046 compared to $86,000 for the nine months ended September 30, 2016.

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Results of Operations for the year ended December 31, 2016 compared to the year ended December 31, 2015

Revenue and Cost of Goods Sold

Revenue for the years ended December 31, 2016 and 2015 was $8,563,751 and $7,713,456, respectively, an, increase of $850,295, or 11%. The increase was primarily due to more market penetration within our hydroponic customers and commercial facilities during 2016, as compared to 2015.

Cost of sales for the years ended December 31, 2016 and 2015, was $5,439,892 and $4,994,420, respectively. Gross profit for the years ended December 31, 2016 and 2015, was $3,123,859 and $2,719,036, respectively. The gross profit increase of $404,823 or 15% was primarily due to the increase in revenue.

Gross Margin

Gross margin for the year ended December 31, 2016 was $3,123,859 or 36.5% of sales compared to $2,719,036 or 35.3% of sales for the year ended December 31, 2015. The increase in gross margin of $404,823 was due to higher sales in 2016, while gross margin as a percentage of sales remained relatively consistent.

Research and Development Expenses

Research and development (“R&D”) expenses for the years ended December 31, 2016 and 2015 was $370,625 and $256,448, respectively, an increase of $114,177, or 45%. The increase in R&D expenses was mainly due to fair value of common stock issued to an employee. The R&D expenses was incurred for the improvement in existing products and development of new products.

Selling, General and Administrative Expenses

Selling, general and administrative (“SG&A”) expenses for the years ended December 31, 2016 and 2015 were $3,173,851 and $2,825,269, respectively, and increase of $348,582 or 12%. The increase in SG&A expenses was due primarily to the increase in travel, samples, outbound freight and trade shows to support the increased revenues and increase in bad debt expense

Other Income and Expenses

Other expenses, net, for the years ended December 31, 2016 and 2015 was $117,293 and $309,443, respectively, a decrease of $192,150. For the year ended December 31, 2015 included an expense of $248,980 related to merger costs and was offset in part by an increase in interest costs in 2016 due to higher borrowings.

Loss before income taxes

Our loss before income taxes for the years ended December 31, 2016 and 2015 were $537,910 and $672,124, respectively. The decrease in loss before income tax of $134,214 was due to increase in gross profit, and decrease in other expenses and was offset in part by increase in operating expenses. In addition, in 2015, the Company was able to take advantage of a net operating loss carryback.

Net Loss

Our net loss for the years ended December 31, 2016 and 2015 was $538,710 and $553,022, respectively, a decrease of $14,312. The decrease in net loss was due to increase in gross profit, decrease in other expenses and offset in part by an increase in operating expenses.

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Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

Cash flows (used in) provided by operating activities

During the nine months ended September 30, 2017, the Company used $897,062 in operating activities, compared to cash provided by operating activities of $512,733 during the nine months ended September 30, 2016. During the nine months ended September 30, 2017, cash was primarily used in increase in accounts receivable to support higher revenue, reduction in related party vendor for inventory purchases, advances to suppliers for inventory, prepaid expenses and was offset in part with reduction in inventory and increase in accounts payable and accrued expenses.

Cash flows used in investing activities

During the nine months ended September 30, 2017, the Company used $3,200 in the property and equipment for purchase of certain molds.

Cash flows provided by (used in) financing activities

During the nine months ended September 30, 2017, the Company generated $818,608 from financing activities compared to cash used in financing activities of $401,957 for the nine months ended September 30, 2016. For the nine months ended September 30, 2017, the Company raised a $555,000 through an issuance of common stock, and proceeds from notes payable to related parties of $300,000 and part of the proceeds were used to pay notes payable-related party of $20,000 and payments on loans payable and capital lease obligation.

We estimate the Company currently has sufficient cash and liquidity to meet its anticipated working capital for the next twelve months.

Historically, we have financed our operations primarily through private sales of common stock, a line of credit and loans from a third party financial institution related parties, and operations. We anticipate that our primary capital source will be positive cash flow from operations. If our sales goals do not materialize as planned, we believe that the Company can reduce its operating costs and achieve positive cash flow from operations. However, we may not generate sufficient revenues from product sales in the future to achieve profitable operations. If we are not able to achieve profitable operations at some point in the future, we may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion, marketing, and product development plans. There can be no assurance that we will be able to obtain such financing on acceptable terms, or at all.

During the nine months ended September 30, 2017, the Company has raised a total of $455,000 through an issuance of 511,957 shares under Private Placement Offering to accredited investors pursuant to Regulation D. On September 3, 2017, the Company closed the Private Placement Offering.

In October 2017, the Company engaged Garden State Securities to develop potential accredited investors to participate in the Company’s private offering to raise up to $3,000,000 in convertible Preferred Series A stock. Each unit consisted of (i) three shares of Series A Convertible Preferred Stock of the Company (the “Series A”) and (ii) a warrant to purchase 1,936 shares of the Company’s common stock at $1.25 per share (the “Warrants). Each Series A share is convertible into 1,000 shares of common stock of the Company. The minimum subscription amount was 84 Units for $252,000, at $3,000 per unit. The purchase of the Series A have registration rights to have the Company register the underlying common shares. October 24, 2017 an accredited investor purchased 117 Units which consisted of 117 Series A and Warrants to purchase 226,512 shares of common stock for $351,000. The Company received a total of $295,410 after fees and expenses. The conversion price of the stock is the lower of $1.00 or a potential 20% discount to the market price at the date of conversion. On November 8, 2017, the Company terminated the Unit offering.

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On November 8, 2017, the Company issued a secured convertible debenture (the “Note”) to Yorkville Advisors Global, LP (“Yorkville”) in the principal amount of $1,750,000 with interest at 5% per annum (15% on default) and due 18 months from closing. The Note is secured by all the assets of the Company and its subsidiaries STI, STE and Zelda. The Note Conversion Price are convertible into common stock of the Company at $1.00 per share (the “Conversion Price”). The Conversion Price may be adjusted by Yorkville on the earlier of (a) the 90-day anniversary of the closing with effectiveness of a registration statement or (b) the 180-day anniversary of the closing to a 20% discount to the lowest daily VWAP over the prior 10 trading days, if lower than $1.00 per share (“Ownership Cap”). Subject to the Ownership Cap, the Note will automatically convert if the Company’s stock has traded 250% above the Conversion Price for a period of 20 consecutive trading days provided that the shares can be sold pursuant to an effective registration statement or Rule 144 without any limitations, and the Company’s common stock has an average daily trading value of $350,000 per day for a period of 20 consecutive trading days. The Company will repay the outstanding principal of the Note in equal installments of $250,000 per month starting on the 270-day anniversary of the closing date either in cash by paying the installment amount plus the Redemption Premium or in kind through conversion into free trading common stock at a price equal to the less of (i) the Fixed Conversion Price, or (ii) a 20% discount to the lowest daily VWAP of the Common Stock during the 10 trading days prior to the payment date (or any combination of cash and stock). The Company will not be required to make a monthly amortization payment if the 10-day lowest VWAP is at or above 125% of the then effective Conversion Price. Yorkville will have the option to defer any monthly amortization payment to the maturity date at is sole discretion. The stock component of each monthly amortization payment will be limited to 300% of the average daily dollar traded value over the previous 10 trading days. The Company may redeem in cash amounts owed under the Note prior to the maturity date by provided Yorkville with 10 business days advance note provided that the common stock is trading below the conversion price at the time of the redemption note. The Company shall pay the redemption premium equal to the percentage of the principal amount being redeemed as follows: 10% for first 180 days following the closing, 15% for day 181 to 360 following the closing; and 20% for day 361 to the maturity date. The Company will grant Yorkville 5 years warrants to purchase 1,137,500 shares of the Company at $1.10 per share. The Company shall pay 5% of aggregate funding as commitment fee to Yorkville and $15,000 towards due diligence and structuring fee. The Company netted $1,647,500 after fee and expenses.

MANAGEMENT

Our directors and executive officers and their respective ages as of the date of this prospectus are as follows:

Name	Age	Position Held with the Company	Date First Elected or Appointed
Alan Lien	33	Director, Chairman, President, Secretary, Chief Financial Officer	June 23, 2015
Alvin Hao	34	Director, Executive Vice-President	June 23, 2015
Dennis G. Forchic	51	Director, Chief Executive Officer	January 6, 2017

The following describes the business experience of each of our directors and executive officers, including other directorships held in reporting companies:

43

Alan Lien, is co-founder, Chairman, President, Director, Chief Financial Officer, Secretary and Treasurer. Mr. Lien is responsible for setting the sales, product development, product strategy, and input on the strategic direction of the Company. He leads the manufacturing, development and sourcing of Solis Tek products and setting up company infrastructure. From 2006 to 2009, Mr. Lien was the Chief Operating Officer for A&A Lien Enterprise, a trading company located in Taipei Taiwan. A&A Lien Enterprise is a 20 year old trading company with focus in sporting equipment. Among the well-known customers that were served by A&A Enterprise, and by Mr. Lien in particular, were Mitre, Umbro, Diadora, Louisville Slugger, Franklin, Diamond and more. During the four year tenure as the Chief Operating Officer for A&A, Mr. Lien supervised the development of new manufacturer relations, purchasing, quality control, trade show supervision, as well as developing new customer accounts. Mr. Lien received his BS in Marketing from Monmouth University in 2006.

Alvin Hao, is co-founder, Director, and Executive Vice President Mr. Hao has broad knowledge of the hydroponics industry, including aspects of hardware and years of gardening experience. Mr. Hao is responsible for creating and maintaining corporate infrastructure, oversee daily operations, sales, and financial planning, lead marketing strategy, He received his BS in Business Administration and Marketing from California State University Long Beach in 2007.

Dennis G. Forchic (co)-founded five start-up entities over the last 25 years. His experience includes leading multiple early stage growth companies to top line revenues in the mid-to-upper eight figure range prior to exiting through successful sales transactions to the investment communities. One of the transactions, an east coast manufacturing company, had an annual run rate approaching nine figures and 400+ employees at the time of his exit. Mr Forchic brings national and international business experience and full spectrum business acumen along with experienced leadership skills to the Solis Tek management team. Over the last 15 months Mr. Forchic has acted as senior advisor to Solis Tek’s Chief Executive Officer, and integrated himself into the agri-grow, hydroponic, and cannabis industry. Mr. Forchic obtained a BBA in Finance in 1988 from the University of Miami.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until they resign or are removed from the board in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until they resign or are removed from office by the Board of Directors.

Committees

The board of directors has no standing committees. However, the Company intends to implement a comprehensive corporate governance program, including establishing various board committees and adopting a Code of Ethics in the future. In addition, the Company has secured Directors and Officers insurance consistent with the Company’s and Board of Director’s mandates.

Involvement in Certain Legal Proceedings

None of our directors, executive officers or control persons has been involved in any of the following events during the past five years: (i) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences); (iii) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or (iv) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

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Code of Ethics

We have not adopted a code of corporate conduct.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors and officers, and the persons who beneficially own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Copies of all filed reports are required to be furnished to us pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by us and on the representations of the reporting persons, we believe that these persons have complied with all applicable filing requirements during the year ended December 31, 2016.

TRANSACTIONS WITH RELATED PERSONS

Supplier

An extended family member of an officer/shareholder owns a minority interest in a company in China, which is the sole supplier of ballasts to the Company. Purchases from the related party for the years ended December 31, 2016 and 2015 were $3,119,000 and $6,265,000, respectively. Purchases from the related party for the nine months ended September 30, 2017 and 2016 totaled approximately $2,913,000 and $2,364,000, respectively. At September 30, 2017 and December 31, 2016, the Company owed the related party $398,625 and $1,083,764, respectively.

Amounts Due to Related Parties

As of September 30, 2017 and December 31, 2016, the Company owed related parties $160,153 and $134,086, respectively. Included in the balances were short-term loans from the two officers/shareholders to the Company totaling $3,297 as of September 30, 2017 and December 31, 2016, respectively. The balances are payable on demand, noninterest bearing and are unsecured. The balances also included interest owed on the notes payable to related parties, which totaled to $125,856 and $68,470 at September 30, 2017 and December 31, 2016, respectively. Also included is $31,000 and $62,319 of unpaid compensation, which was owed to the officers/shareholders at September 30, 2017 and December 31, 2016, respectively.

Notes Payable to Related Parties

Notes payable to related parties consists of the following at September 30, 2017 and December 31, 2016:

	September 30, 2017	December 31, 2016

Notes payable to officers/shareholders (1)	$195,000	$195,000
Notes payable to officers/shareholders (2)	600,000	600,000
Notes payable to related parties (3)	300,000	-
Notes payable to related parties (4)	50,000	70,000
	1,145,000	865,000
Less: current portion	(545,000)	(265,000)
Non-current portion	$600,000	$600,000

(1). On July 1, 2012, the Company entered into unsecured notes payable agreements with two of its officers/shareholders. The maximum borrowings allowed under each individual note are $200,000. Through December 31, 2013, each note bore interest at 20% per annum. Beginning on January 1, 2014, the interest rate on the notes was reduced to 8% per annum. The notes are due 30 days after demand. Amounts owed on the combined note balances were $195,000 at September 30, 2017 and December 31, 2016, respectively.

(2). In May 2016, the Company entered into two separate notes payable agreements with the aforementioned two officers/shareholders. Under each of the agreements, the Company borrowed $300,000 from each of the officers/shareholders. The notes accrue interest at 8% per annum, are unsecured and are due on or before May 31, 2018. A total of $600,000 was outstanding on the combined notes at September 30, 2017, and December 31, 2016.

(3). In February 2017, the Company executed two separate promissory notes and borrowed $300,000 from the relatives of one of the directors of the Company. The notes are unsecured, payable on demand and carry an interest of 14% per annum. A total of $300,000 was outstanding on the combined notes at September 30, 2017.

(4). The Company entered into note agreements with the parents of one of the Company’s officer/shareholders. The loans accrue interest at 10% per annum, are unsecured and were due on or before December 31, 2016. A total of $50,000 and $70,000 was due on the loans as of September 30, 2017 and December 31, 2016, respectively. These loans were extended with the mutual consent.

EXECUTIVE COMPENSATION

Our directors do not receive any stated salary for their services as directors or members of committees of the board of directors. Directors may also serve the Company in other capacities as an officer, agent or otherwise, and may receive compensation for their services in such other capacity. No such fees have been paid to any director since incorporation. Reasonable travel expenses are reimbursed.

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Summary Compensation Table

The following table sets forth information concerning all cash compensation awarded to, earned by or paid to all individuals serving as the Company’s principal executive officers during the last two completed fiscal years ended November 30, 2016 and 2015, respectively and all non-cash compensation awarded to those same individuals in those time periods.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alan Lien, Director, President	2016	162,500	N/A	N/A	N/A	N/A	N/A	N/A	162,500
and CFO	2015	162,500	N/A	N/A	N/A	N/A	N/A	N/A	162,500

Alvin Hao, COO and	2016	162,500	N/A	N/A	N/A	N/A	N/A	N/A	162,500
President	2015	162,000	N/A	N/A	N/A	N/A	N/A	N/A	162,500

Dennis G. Forchic *	2016	-0-	N/A		N/A	N/A	N/A	N/A	-0-

We have not paid any compensation to our directors for their services as directors in the fiscal year ended November 30, 2016. As set out above, we have paid compensation to our directors for their services as executive officers.

The following table sets forth information as of December 31, 2016 relating to outstanding equity awards for each Named Executive Officer:

* On January 6, 2017, the company extended an offer to Dennis G. Forchic to become CEO. Mr. Forchic accepted the offer and contracts were executed on March 27, 2017. As part of the Employment Agreement, the Company issued a total of 5,411,765 shares valued at $2,760,000, the purchase of an additional 784,314 shares valued at $400,000 for a consideration of $100,000. The fair value of the shares on the date of grant over consideration received was $3,060,000, which was recorded as stock compensation expense.

In addition, Mr. Forchic was granted an option to purchase 3,000,000 shares at $0.60 per share, with 33.3% of these shares vesting on the one year anniversary of the date of grant and the remainder vesting in equal installments at the end of each month over the next two years. The options were valued at $835,767 using a Black Scholes options pricing model and will be amortized as an expense over the vesting period. The amount amortized as stock based compensation during the three months ended March 31, 2017 was $65,154. The fair value of the options of $835,767 was based on a probability effected Black-Scholes option pricing model with a stock price of $0.51, volatility of 198.3% and risk-free rates of 0.83% - 1.03%. As of March 31, 2017, there was $770,613 of unvested stock compensation that will amortized over the next two years.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of March 29, 2017 with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

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Name and Address of Beneficial Owner(1)	Title of Class	Amount and Nature of Beneficial Owner	Percent of Class(2)
Alan Lien Director, Chairman, President, CFO, and Secretary 16926 S. Keegan Ave. Unit A, Carson, CA	Common Stock	10,000,002	26.2%

Alvin Hao Director and EVP 16926 S. Keegan Ave. Unit A, Carson, CA	Common Stock	10,000,002	26.24%

Dennis G. Forchic Director and CEO 16926 S. Keegan Ave. Unit A, Carson, CA	Common Stock	6,196,079	16.2%

Directors and Executive Officers	Common Stock	26,196,083	68.57%

All Directors and Officers (as a group)	Common Stock	26,196,083	68.57%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (1) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares. In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon the exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of March 6, 2017.

(2)

This percentage is based upon 38,222,034 shares of common stock outstanding as of December 20, 2017 and any warrants exercisable by such person within 60 days of the date as of which the information is provided.

There are no arrangements or understanding among the parties set out above or their respective associates or affiliates concerning election of directors or any other matters which may require shareholder approval.

Changes in Control

We are unaware of any contract, or other arrangement or provision, the operation of which may at a subsequent date result in a change of control of our Company.

LEGAL MATTERS

The legality and validity of the securities offered from time to time under this prospectus will be passed upon by The Bingham Law Group, A.P.C.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our by-laws require us to indemnify any of our officers or directors, and certain other persons, under certain circumstances against all expenses and liabilities incurred or suffered by such persons because of a lawsuit or similar proceeding to which the person is made a party by reason of a his being a director or officer of the Company or our subsidiaries, unless that indemnification is prohibited by law. We may also purchase and maintain insurance for the benefit of any officer which may cover claims for which we could not indemnify a director or officer. We have been advised that in the opinion of the Securities and Exchange Commission, indemnification of our officers, directors and controlling persons under these provisions, or otherwise, is against public policy and is unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

EXPERTS

Our financial statements as of December 31, 2016 and 2015 have been included in this prospectus in reliance upon the report of Weinberg & Company, P.A. independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s web site is http://www.sec.gov

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PART I - FINANCIAL INFORMATION

Item 1. Condensed Consolidated Financial Statements.

Solis Tek Inc.

Condensed Consolidated Balance Sheets

	September 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$194,129	$275,783
Accounts Receivable, net of allowance for doubtful accounts of $381,937 and $359,395	865,429	628,691
Inventories	1,769,638	2,880,804
Prepaid expenses and other current assets	229,004	75,109
Total current assets	3,058,200	3,860,387

Property and equipment, net	155,025	204,936
Other assets	37,154	32,071
TOTAL ASSETS	$3,250,379	$4,097,394

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$939,628	$552,057
Due to related party vendor	398,656	1,083,764
Notes payable - related parties	545,000	265,000
Amount due to related parties	160,153	134,086
Capital lease obligations, current portion	12,871	13,711
Loans payable, current portion	7,914	8,262
Total Current Liabilities	2,064,222	2,056,880

Capital lease obligations, net of current portion	260	9,665
Loans payable, net of current portion	20,159	25,958
Notes payable related parties, net of current portion	600,000	600,000
Total liabilities	2,684,641	2,692,503

Commitments and contingencies
Shareholders’ Equity
Preferred stock, no par value, 20,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized; 37,959,534 and 29,721,998 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	37,959	29,722
Additional paid-in-capital	8,778,651	2,795,842
Accumulated deficit	(8,250,872)	(1,420,673)
Total Shareholders’ Equity	565,738	1,404,891

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,250,379	$4,097,394

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-1

Solis Tek Inc.

Condensed Consolidated Statements of Operations

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Sales	$1,993,865	$1,877,000	$7,336,980	$6,587,498
Cost of goods sold (1)	1,322,497	1,236,536	4,625,210	4,219,412
Gross profit	671,368	640,464	2,711,770	2,368,086

Operating expenses
Selling, general and administrative expenses	2,050,189	767,239	9,206,076	2,286,464
Research and development	82,500	57,500	247,770	172,500
Total operating expenses	2,132,689	824,739	9,453,846	2,458,964

Loss from operations	(1,461,321)	(184,275)	(6,742,076)	(90,878)

Interest expense	(28,190)	(26,885)	(84,010)	(77,279)
Interest income	-	-	-	4,500
Loss before income taxes	(1,489,511)	(211,160)	(6,826,086)	(163,657)

Provision (benefit) for income taxes	-	(37,700)	4,113	-

NET LOSS	$(1,489,511)	$(173,460)	$(6,830,199)	$(163,657)

BASIC AND DILUTED LOSS PER SHARE	$(0.04)	$(0.01)	$(0.18)	$(0.01)

WEIGHTED - AVERAGE COMMON SHARES OUTSTANDING BASIC AND DILUTED	37,079,972	29,659,498	37,482,508	29,623,868

(1) Included in cost of goods sold are these amounts from related party	$977,784	$723,387	$3,607,090	$3,309,941

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-2

Solis Tek Inc.

Condensed Consolidated Statements of Shareholders’ Equity (Unaudited)

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2016	29,721,998	$29,722	$2,795,842	$(1,420,673)	$1,404,891

Net proceeds from the sale of common stock	511,957	512	454,488		455,000

Fair value of common stock issued for services	1,467,000	1,467	2,095,130		2,096,597

Fair value of common stock issued to employees	5,474,265	5,474	2,829,526		2,835,000

Fair value of common stock purchased by officer	784,314	784	399,216		400,000

Fair value of vested options	-	-	204,449		204,449

Net loss for the nine months ended September 30, 2017				(6,830,199)	(6,830,199)

Balance September 30, 2017	37,959,534	$37,959	$8,778,651	$(8,250,872)	$565,738

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-3

Solis Tek, Inc.

Condensed Consolidated Statements of Cash Flows

	Nine months ended September 30,
	2017	2016
	(Unaudited)
Cash Flows from Operating Activities
Net Loss	$(6,830,199)	$(163,657)

Adjustments to reconcile net loss to net cash used in operating activities

Provision for bad debt expense	75,333	39,472
Depreciation and amortization	53,111	53,003
Amortization of loan fees	-	28,370
Interest expense on loans payable - related parties	26,067	38,831
Fair value of common stock issued for services	2,096,597	-
Fair value of common stock issued to employees	2,835,000	86,000
Fair value of vested stock options	204,449	-
Common stock purchased by officer at discount	300,000	-

Changes in Assets and Liabilities
(Increase) Decrease in:
Accounts receivable	(312,071)	(382,700)
Inventories	1,111,166	1,321,689
Prepaid expenses and other	(158,978)	(90,356)
(Decrease) Increase in:
Accounts payable and accrued expenses	387,571	(136,111)
Due to related party vendor	(685,108)	(281,808)
Net cash (used in) provided by operating activities	(897,062)	512,733

Cash Flows from Investing Activities
Purchase of property and equipment	(3,200)	(8,185)
Net cash used in investing activities	(3,200)	(8,185)

Cash Flows from Financing Activities
Proceeds from sale of common stock	455,000	-
Proceeds from sale of common stock to officer	100,000	-
Repayment of line of credit	-	(600,000)
Payments on capital lease obligations	(10,245)	(9,548)
Payments on loans payable	(6,147)	-
Proceeds from notes payable related parties	300,000	710,000
Payments on notes payable related parties	(20,000)	(100,000)
Payments on notes payable	-	(375,425)
Payments on amounts due to related parties	-	(26,984)
Net cash provided by (used in) financing activities	818,608	(401,957)

Net increase (decrease) in cash	(81,654)	102,591

Cash beginning of period	275,783	106,316
Cash end of period	$194,129	$208,907

Interest paid	$25,327	$48,753
Taxes paid	$3,200	$8,594

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

SOLIS TEK INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of Solis Tek Inc. and Subsidiaries (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all normal recurring adjustments considered necessary for a fair presentation have been included. Interim operating results are not necessarily indicative of the results that may be expected for the year ending December 31, 2017. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements as of and for the years ended December 31, 2016 and 2015, which are included in the Company’s Annual Report on Form 10-K filed with SEC on March 31, 2017.

History and Organization

Solis Tek Inc. (the “Company”) was originally incorporated under the laws of the State of Nevada on March 2, 2007 as Cinjet, Inc. (“Cinjet”). Effective September 1, 2015, Cinjet changed its corporate name to Solis Tek Inc. On June 23, 2015, the Company entered into an Agreement of Merger and Plan of Reorganization (the “Agreement”) with Solis Tek Inc., a California corporation (“STI”), and CJA Acquisition Corp., a California corporation and a wholly owned subsidiary of the Company (“Merger Sub”), providing for the merger of Merger Sub with and into STI (the “Merger”), with STI surviving the Merger as a wholly-owned subsidiary of the Company. The Merger was accounted for as a recapitalization of the Company with STI being deemed the accounting acquirer.

Overview of Business

Solis Tek Inc. is focused on the research, design, development and manufacturing of advanced, energy efficient indoor horticulture lighting ancillary equipment and nutrients. Our vision is to apply the latest advances in high efficiency lighting and controls technology as well as effective manufacturing techniques to deliver highly differentiated products with clear benefits at competitive prices to the greenhouse and indoor horticulture markets.

The Solis Tek, Inc. launched an organic solutions and nutrient line in 2016 through its newly formed subsidiary Zelda Horticulture, Inc., (f.k.a. GrowPro Solutions, Inc.). Zelda’s in-house Research and Development department formulates unique plant nutrient additives designed to create healthier plants which yield greater plant aroma, volume, and oil production and intensity in the growing cycle. The end users of the new nutrient additive products are the same existing Solis Tek lighting clients, hence, the company will leverage its existing sales and distribution channels to gain maximum efficiencies with this new subsidiary division. Zelda’s nutrient products are trademark protected, proprietary of ingredients and is formulated and produced in our own facility in Carson, CA.

Basis of Consolidation

The condensed consolidated financial statements include the accounts of the Company and three of its wholly owned subsidiaries; Solis Tek Inc., a California corporation, Solis Tek East Corporation (“STE”), an entity incorporated under the laws of the State of New Jersey; and Zelda Horticulture, Inc., (“Zelda”) (f.k.a. GrowPro Solutions, Inc.), an entity incorporated under the laws of the State of California. Intercompany transactions and balances have been eliminated in consolidation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income (Loss) Per Share Calculations

Basic earnings (loss) per share are computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Options to acquire 3,000,000 shares of common stock have been excluded from the calculation of weighted average common shares outstanding at September 30, 2017 as their effect would have been anti-dilutive.

F-5

SOLIS TEK INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with accounting principles generally accepted in the U.S requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the financial statement date, and reported amounts of revenue and expenses during the reporting period. Significant estimates are used in valuing our allowances for doubtful accounts and inventory valuations, among others. Actual results could differ from these estimates.

Revenue Recognition

The Company recognizes revenue upon shipment of the Company’s products to its customers, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured. Title to the Company’s products primarily is transferred to the customer once the product is shipped from the Company’s warehouses. Products are not shipped until there is a written agreement with the customer with a specified payment arrangement. Any discounts that are offered are done as a reduction of the invoiced amount at the time of billing. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as customer deposits.

The Company does not offer a general right of return on any of its sales and considers all sales as final. The Company generally provides a three-year warranty on its ballasts. However, the Company does not maintain a warranty reserve as the Company is able to chargeback its vendors for all warranty claims. As of September 30, 2017 and December 31, 2016, the Company recorded a reserve for returned product in the amount of $45,410 and $45,410, respectively, which is included in the allowance for doubtful accounts as of those dates.

Concentration Risks

The Company’s products require specific components that currently are available from a limited number of sources. The Company purchases its key products and components from single vendors. During the three and nine months ended September 30, 2017 and 2016, its ballasts, lamps and reflectors, which comprised the vast majority of the Company’s purchases during those periods, were each only purchased from one separate vendor. During the nine months ended September 30, 2017, two of these vendors comprise 77% and 17% of total purchases. During the nine months ended September 30, 2016, two of these vendors comprise 77% and 18% of total purchases. The ballast vendor is a related party (see Note 4).

The Company performs a regular review of customer activity and associated credit risks and does not require collateral or other arrangements from its customers. There were no customers that accounted for more than 10% of the Company’s revenue for the three and nine months ended September 30, 2017 and 2016. Shipments to customers outside the United States comprised 0.1% and 0.9% for the three months ended September 30, 2017 and 2016, respectively. Shipments to customers outside the United States comprised 2.6% and 0.5% for the nine months ended September 30, 2017 and 2016, respectively.

As of September 30, 2017, four customers accounted for 15.4%, 12.5%, 11.3% and 10.2% of the Company’s trade accounts receivable balance and as of December 31, 2016, one customer accounted for 13% of the Company’s trade accounts receivable balance.

F-6

SOLIS TEK INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein. Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company is in the process of evaluating the impact of ASU 2014-09 on the Company’s financial statements and disclosures.

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is in the process of evaluating the impact of ASU 2016-02 on the Company’s financial statements and disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at September 30, 2017 and December 31, 2016:

	September 30, 2017	December 31, 2016

Machinery and equipment	$234,706	$231,506
Computer equipment	12,448	12,448
Furniture and fixtures	97,451	97,451
Leasehold improvements	7,000	7,000
	351,605	348,405
Less: accumulated depreciation and amortization	(196,580)	(143,469)
Property and equipment, net	$155,025	$204,936

Depreciation and amortization expense for the three months ended September 30, 2017 and 2016 was $17,480 and $17,901, respectively.

Depreciation and amortization expense for the nine months ended September 30, 2017 and 2016 was $53,111 and $53,003, respectively.

Property and equipment include assets acquired under capital leases of $64,632 and $64,632 at September 30, 2017 and December 31, 2016, respectively.

F-7

SOLIS TEK INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

NOTE 4 - RELATED PARTY TRANSACTIONS

Supplier

An extended family member of an officer/shareholder owns a minority interest in a company in China, which is the sole supplier of ballasts to the Company. Purchases from the related party for the three months ended September 30, 2017 and 2016 totaled approximately $1,411,000 and $859,000, respectively. Purchases from the related party for the nine months ended September 30, 2017 and 2016 totaled approximately $2,913,000 and $2,364,000, respectively. At September 30, 2017 and December 31, 2016, the Company owed the related party $398,625 and $1,083,764, respectively.

Amounts Due to Related Parties

As of September 30, 2017 and December 31, 2016, the Company owed related parties $160,153 and $134,086, respectively. Included in the balances were short-term loans from the two officers/shareholders to the Company totaling $3,297 as of September 30, 2017 and December 31, 2016, respectively. The balances are payable on demand, noninterest bearing and are unsecured. The balances also included interest owed on the notes payable to related parties, which totaled to $125,856 and $68,470 at September 30, 2017 and December 31, 2016, respectively. Also included is $31,000 and $62,319 of unpaid compensation, which was owed to the officers/shareholders at September 30, 2017 and December 31, 2016, respectively.

NOTE 5 – NOTES PAYABLE TO RELATED PARTIES

Notes payable to related parties consists of the following at September 30, 2017 and December 31, 2016:

	September 30, 2017	December 31, 2016

Notes payable to officers/shareholders (a)	$195,000	$195,000
Notes payable to officers/shareholders (b)	600,000	600,000
Notes payable to related parties (c)	300,000	-
Notes payable to related parties (d)	50,000	70,000
	1,145,000	865,000
Less: current portion	(545,000)	(265,000)
Non-current portion	$600,000	$600,000

a.	On July 1, 2012, the Company entered into unsecured notes payable agreements with two of its officers/shareholders. The maximum borrowings allowed under each individual note are $200,000. Through December 31, 2013, each note bore interest at 20% per annum. Beginning on January 1, 2014, the interest rate on the notes was reduced to 8% per annum. The notes are due 30 days after demand. Amounts owed on the combined note balances were $195,000 at September 30, 2017 and December 31, 2016, respectively.

b.	In May 2016, the Company entered into two separate notes payable agreements with the aforementioned two officers/shareholders. Under each of the agreements, the Company borrowed $300,000 from each of the officers/shareholders. The notes accrue interest at 8% per annum, are unsecured and are due on or before May 31, 2018. A total of $600,000 was outstanding on the combined notes at September 30, 2017, and December 31, 2016.

c.	In February 2017, the Company executed two separate promissory notes and borrowed $300,000 from the relatives of one of the directors of the Company. The notes are unsecured, payable on demand and carry an interest of 14% per annum. A total of $300,000 was outstanding on the combined notes at September 30, 2017.

d.	The Company entered into note agreements with the parents of one of the Company’s officer/shareholders. The loans accrue interest at 10% per annum, are unsecured and were due on or before December 31, 2016. A total of $50,000 and $70,000 was due on the loans as of September 30, 2017 and December 31, 2016, respectively. These loans were extended with the mutual consent.

F-8

SOLIS TEK INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

NOTE 5 – NOTES PAYABLE TO RELATED PARTIES (CONTINUED)

Interest expense on the notes to related parties for the three months ended September 30, 2017 and 2016 was $27,877 and $17,795, respectively. Interest expense on the notes to related parties for the nine months ended September 30, 2017 and 2016 was $81,986 and $38,831, respectively. Accrued interest included in Amounts due to related parties at September 30, 2017 and December 31, 2016 was $125,856 and $68,471, respectively.

NOTE 6 – LOANS PAYABLE

Loans payable consist of the following at September 30, 2017 and December 31, 2016:

	September 30, 2017	December 31,2016

Automobile loans	28,073	34,220
Less: current portion	(20,159)	(8,262)
Non-current portion	$7,914	$25,958

In 2015, the Company entered into two loan agreements to purchase automobiles. The combined principal amount of the loans was $44,093 and they mature by November 2021. The loans require a combined monthly payment of principal and interest of $747. A total of $28,073 and $34,220 was owed on the loans as of September 30, 2017 and December 31, 2016, respectively.

NOTE 7 – SHAREHOLDERS’ EQUITY

Agreement with Chief Executive Officer

On January 6, 2017, the company extended an offer to Dennis G. Forchic to become CEO. Mr. Forchic accepted the offer and contracts were executed on March 27, 2017. As part of the Employment Agreement, the Company issued a total of 5,411,765 shares valued at $2,760,000. In addition, Mr. Forchic purchased an additional 784,314 shares valued at $400,000 for a consideration of $100,000. The fair value of the shares on the date of grant over consideration received was $300,000, which was recorded as stock compensation expense.

In addition, Mr. Forchic was granted an option to purchase 3,000,000 shares at $0.60 per share, with 33.3% of these shares vesting on the one year anniversary of the date of grant and the remainder vesting in equal installments at the end of each month over the next three years. The options were valued at $835,767 using a Black Scholes options pricing model and will be amortized as an expense over the vesting period. The amount amortized as stock based compensation during the three and nine months ended September 30, 2017 were $69,648 and $204,449, respectively. The fair value of the options of $835,767 was based on a probability effected Black-Scholes option pricing model with a stock price of $0.51, volatility of 198.3% and risk-free rates of 0.83% - 1.03%. As of September 30, 2017, there was $631,318 of unvested stock compensation that will be amortized over the next twenty seven months.

Other issuances

During 2017, the Company entered into various consulting agreements with third parties (“Consultants”) pursuant to which these Consultants will provide services including but not limited to business development, sales promotion, introduction to new business opportunities, strategic analysis, accounting, and, sales and marketing activities. In accordance with these agreements, the Company agreed to issue an aggregate of 1,467,000 shares to the Consultants for the services rendered. The Company accounted for the aggregate fair value of the shares of common stock issued to Consultants in accordance with current accounting guidelines, and determined the aggregate fair value of these shares to be $2,096,597 based on the trading prices per share of the Company’s stock at every issuance date. As there were no performance commitment and shares issued were nonrefundable, the Company recognized the full amount of the fair value of the common stock issued as stock compensation expense on its statement of Operations for the period ended September 30, 2017.

In November 2015, the Company entered into a four year employment agreement with one of its employees in which the employee was granted 500,000 shares of the Company’s common stock. The shares vest equally in six month periods over the four years. The fair value of the shares on the date of grant was $400,000, which is being amortized ratably over the four year service period. The amount amortized as stock based compensation in each of the nine month periods ended September 30, 2017 and 2016 was $75,000 based on 62,500 shares vested and issued.

F-9

SOLIS TEK INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

NOTE 7 – SHAREHOLDERS’ EQUITY (CONTINUED)

Common shares issued for cash

During the nine months ended September 30, 2017, the Company issued 511,957 common shares for a total of $455,000 in a Private Placement Offerings per Reg. D.

NOTE 8 –TECHNOLOGY LICENSE AGREEMENT

The Company entered into a Technology License Agreement with a third party vendor for consulting services. Under the agreement, the Company will pay the vendor a minimum consulting amount of $100,000 per year, plus a royalty of 7% of all net sales of the vendor’s products above $1,428,571 per calendar year. For each of the three months ended September 30, 2017 and 2016, $25,000 was recorded as research and development expense under the agreement on the condensed consolidated Statements of Operations related to the minimum annual fee. For each of nine months ended September 30, 2017 and 2017, $75,000 was recorded as research and development expense under the agreement on the condensed consolidated Statement of Operations related to minimum annual fee. A total of $24,616 and $15,063 of royalty fees were owed under the amended agreement for the nine months ended September 30, 2017 and 2016, respectively, and were recorded in cost of goods sold on the condensed consolidated Statements of Operations. A total of $190,713 and $165,553 was owed under the amended agreement at September 30, 2017 and December 31, 2016, respectively.

NOTE 9 – COMMITMENTS

In July 2017, the Company extended the lease of its principal executive offices and warehouse located at 16926 S. Keegan Avenue, Unit A, Carson, California, which was expiring on August 31, 2017, for a period of three years and now ending on August 31, 2020 at a monthly rent of $14,676.

NOTE 10 – SUBSEQUENT EVENTS

In October 2017, the Company engaged Garden State Securities to develop potential accredited investors to participate in the Company’s private offering to raise up to $3,000,000 in convertible Preferred Series A stock. Each unit consisted of (i) three shares of Series A Convertible Preferred Stock of the Company (the “Series A”) and (ii) a warrant to purchase 1,936 shares of the Company’s common stock at $1.25 per share (the “Warrants). Each Series A share is convertible into 1,000 shares of common stock of the Company. The minimum subscription amount was 84 Units for $252,000, at $3,000 per unit. The purchase of the Series A have registration rights to have the Company register the underlying common shares. October 24, 2017 an accredited investor purchased 117 Units which consisted of 117 Series A and Warrants to purchase 226,512 shares of common stock for $351,000. The Company received a total of $295,410 after fees and expenses. The conversion price of the stock is the lower of $1.00 or a potential 20% discount to the market price at the date of conversion. On November 8, 2017, the Company terminated the Unit offering.

On November 8, 2017, the Company issued a secured convertible debenture (the “Note”) to Yorkville Advisors Global, LP (“Yorkville”) in the principal amount of $1,750,000 with interest at 5% per annum (15% on default) and due 18 months from closing. The Note is secured by all the assets of the Company and its subsidiaries STI, STE and Zelda. The Note Conversion Price are convertible into common stock of the Company at $1.00 per share (the “Conversion Price”). The Conversion Price may be adjusted by Yorkville on the earlier of (a) the 90-day anniversary of the closing with effectiveness of a registration statement or (b) the 180-day anniversary of the closing to a 20% discount to the lowest daily VWAP over the prior 10 trading days, if lower than $1.00 per share (“Ownership Cap”). Subject to the Ownership Cap, the Note will automatically convert if the Company’s stock has traded 250% above the Conversion Price for a period of 20 consecutive trading days provided that the shares can be sold pursuant to an effective registration statement or Rule 144 without any limitations, and the Company’s common stock has an average daily trading value of $350,000 per day for a period of 20 consecutive trading days. The Company will repay the outstanding principal of the Note in equal installments of $250,000 per month starting on the 270-day anniversary of the closing date either in cash by paying the installment amount plus the Redemption Premium or in kind through conversion into free trading common stock at a price equal to the less of (i) the Fixed Conversion Price, or (ii) a 20% discount to the lowest daily VWAP of the Common Stock during the 10 trading days prior to the payment date (or any combination of cash and stock). The Company will not be required to make a monthly amortization payment if the 10-day lowest VWAP is at or above 125% of the then effective Conversion Price. Yorkville will have the option to defer any monthly amortization payment to the maturity date at its sole discretion. The stock component of each monthly amortization payment will be limited to 300% of the average daily dollar traded value over the previous 10 trading days. The Company may redeem in cash amounts owed under the Note prior to the maturity date by provided Yorkville with 10 business days advance note provided that the common stock is trading below the conversion price at the time of the redemption note. The Company shall pay the redemption premium equal to the percentage of the principal amount being redeemed as follows: 10% for first 180 days following the closing, 15% for day 181 to 360 following the closing; and 20% for day 361 to the maturity date. The Company will grant Yorkville 5 years warrants to purchase 1,137,500 shares of the Company at $1.10 per share. The Company shall pay 5% of aggregate funding as commitment fee to Yorkville and $15,000 towards due diligence and structuring fee. The Company netted $1,647,500 after fee and expenses.

F-10

F-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Solis Tek Inc.

We have audited the accompanying consolidated balance sheets of Solis Tek Inc. and Subsidiaries (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations, shareholders’ equity and cash flows for the years then ended. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2016 and 2015 and the consolidated results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Weinberg & Company, P.A.
Los Angeles, California
March 31, 2017

F-12

Solis Tek Inc.

Consolidated Balance Sheets

	December 31,
	2016	2015
ASSETS
CURRENT ASSETS
Cash	$275,783	$106,316
Accounts Receivable, net of allowance for doubtful accounts and returns
of $359,395 and $233,951	628,691	560,974
Inventories	2,880,804	3,819,859
Inventories under warranty claims - related party	-	75,621
Advances to suppliers	-	22,420
Prepaid expenses and other current assets	72,531	10,241
Income tax receivable	2,578	75,390
Total current assets	3,860,387	4,670,821

Property and equipment, net	204,936	267,701
Other assets	32,071	32,071
TOTAL ASSETS	$4,097,394	$4,970,593

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$552,057	$564,445
Due to related party vendor	1,083,764	1,171,754
Notes payable - related parties	265,000	255,000
Amount due to related parties	134,086	127,265
Capital lease obligations, current portion	13,711	12,807
Loans payable, current portion	8,262	349,089
Line of credit	-	600,000
Total Current Liabilities	2,056,880	3,080,360

Capital lease obligations, net of current portion	9,665	23,413
Loans payable, net of current portion	25,958	34,219
Notes payable related parties, net of current portion	600,000	-
Total liabilities	2,692,503	3,137,992

Shareholders’ Equity
Preferred stock, no par value, 20,000,000 shares authorized; no	-	-
shares issued and outstanding
Common stock, $0.001 par value, 100,000,000 shares authorized;
29,721,998 and 29,576,998 shares issued and outstanding at December 31, 2016 and 2015, respectively	29,722	29,577
Additional paid-in-capital	2,795,842	2,684,987
Accumulated deficit	(1,420,673)	(881,963)
Total Shareholders’ Equity	1,404,891	1,832,601

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,097,394	$4,970,593

F-13

Solis Tek Inc.

Consolidated Statements of Operations

	Years ended December 31,
	2016	2015

Sales	$8,563,751	$7,713,456
Cost of goods sold (including $3,474,012 and $3,014,951	5,439,892	4,994,420
from related party)
Gross profit	3,123,859	2,719,036

Operating expenses
Selling, general and administrative expenses	3,173,851	2,825,269
Research and development	370,625	256,448
Total operating expenses	3,544,476	3,081,717

Loss from operations	(420,617)	(362,681)
Other income (expenses)
Interest expense (including $56,626 and $15,784 to related parties)	(96,470)	(60,463)
Interest income	4,500	-
Other income (expenses)	(25,323)	(248,980)
Total other income (expenses)	(117,293)	(309,443)

Loss before income taxes	(537,910)	(672,124)

Provision (benefit) for income taxes	800	(119,102)

NET LOSS	$(538,710)	$(553,022)

BASIC AND DILUTED LOSS PER SHARE	$(0.02)	$(0.02)

WEIGHTED - AVERAGE COMMON SHARES OUTSTANDING BASIC AND DILUTED	29,632,824	29,576,998

The accompanying notes are an integral part of these consolidated financial statements.

F-14

Solis Tek Inc.

Consolidated Statements of Shareholders’ Equity

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2014	24,574,968	24,575	1,858,450	(328,941)	1,554,084

Net proceeds from the sale of common stock	1,612,032	1,612	804,388	-	806,000

Issuance of common stock upon reverse merger	3,364,998	3,365	(3,043)	-	322

Fair value of common stock issued for services	-	-	15,217	-	15,217

Issuance of common stock for repayment of accounts payable	25,000	25	9,975	-	10,000

Net loss for the year ended December 31, 2015	-	-	-	(553,022)	(553,022)

Balance, December 31, 2015	29,576,998	29,577	2,684,987	(881,963)	1,832,601

Fair value of common stock issued to employees	145,000	145	110,855	-	111,000

Net loss for the year ended December 31, 2016				(538,710)	(538,710)

Balance, December 31, 2016	29,721,998	$29,722	2,795,842	$(1,420,673)	$1,404,891

The accompanying notes are an integral part of these consolidated financial statements.

F-15

Solis Tek Inc.

Consolidated Statements of Cash Flows

	Years ended December 31
	2016	2015
Cash Flows from Operating Activities
Net Loss	$(538,710)	$(553,022)
Adjustments to reconcile net loss to net cash used in operating activities
Provision for bad debt expense	214,416	89,854
Depreciation and amortization	70,950	51,118
Amortization of loan fees	28,370	11,630
Fair value of common stock issued for services	111,000	15,217
Fair value of common stock issued for repayment accounts payable	-	10,000
Changes in Assets and Liabilities
(Increase) Decrease in:
Accounts receivable	(282,133)	(160,466)
Inventories	939,055	(2,068,498)
Inventories Under Warranty Claims	75,621	228,014
Advances to suppliers	22,420	9,072
Prepaid expenses and other	(62,290)	6,912
Income taxes receivable	72,812	24,426
Other assets	-	(1,649)
(Decrease) Increase in:
Accounts payable and accrued expenses	(12,388)	336,046
Due to related parties	(87,990)	1,033,559
Interest expense on notes payable to officers	29,501	15,784
Customer deposits	-	(11,970)
Income taxes payable	-	(285,184)
Net cash provided by (used in) operating activities	580,634	(1,249,157)
Cash Flows from Investing Activities
Cash acquired in reverse merger	-	322
Purchase of property and equipment	(8,185)	(144,011)
Net cash used in investing activities	(8,185)	(143,689)
Cash Flows from Financing Activities
Net proceeds from sale of common stock	-	806,000
Payments on capital lease obligations	(12,844)	(13,889)
Payment on line of credit	(600,000)
Proceeds from loans payable	110,000	500,000
Payments on loans payable	(487,458)	(172,415)
Proceeds from notes payable related parties	610,000	-
Payments on amounts due to related parties	(22,680)	(29,530)
Net cash provided by (used in) financing activities	(402,982)	1,090,166
Net increase (decrease) in cash	169,467	(302,680)

Cash beginning of period	106,316	408,996
Cash end of period	$275,783	$106,316

Interest paid	$8,989	$33,049
Taxes (refund) paid	$(79,315)	$200,748

Non-cash transactions
Purchase of property through loan payable	$-	$44,093

The accompanying notes are integral part of these consolidated financial statements.

F-16

SOLIS TEK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

NOTE 1 – BASIS OF PRESENTATION

History and Organization

Solis Tek Inc. (the “Company”) was originally incorporated under the laws of the State of Nevada on March 2, 2007 as Cinjet, Inc. (“Cinjet”). Effective September 1, 2015, Cinjet changed its corporate name to Solis Tek Inc. On June 23, 2015, the Company entered into an Agreement of Merger and Plan of Reorganization (the “Agreement”) with Solis Tek Inc., a California corporation (“STI”), and CJA Acquisition Corp., a California corporation and a wholly owned subsidiary of the Company (“Merger Sub”), providing for the merger of Merger Sub with and into STI (the “Merger”), with STI surviving the Merger as a wholly-owned subsidiary of the Company. The Merger Agreement was approved by the Company’s Board of Directors and the sole Director of the Company, effective June 23, 2015. The Merger closed on June 23, 2015.

At the effective time of the Merger, each share of STI common stock issued and outstanding was converted automatically into the right to receive .166 shares of the common stock of the Company, with an aggregate of 26,187,000 shares of the Company’s common stock issued to the former shareholders of STI.

Upon the closing of the Merger, STI paid a total of $22,500 to four shareholders of the Company for the cancellation of a total of 61,297,002 shares of the Company’s common stock. Also at the closing of the Merger, STI paid $198,100 to the Company to settle and pay liabilities of $405,932, which represented all of the then current liabilities of the Company. After the closing, a total of 29,551,998 shares of the Company were outstanding.

Upon completion of the Merger, the former stockholders of STI owned approximately 89% of the outstanding shares of the Company’s common stock and the holders of the outstanding shares of the Company’s common stock prior to the Merger owned the balance. As the former owners and management of STI have voting and operating control of the Company after the Merger, the transaction has been accounted for as a recapitalization with the STI deemed the acquiring companies for accounting purposes, and the Company deemed the legal acquirer. Due to the change in control, the consolidated financial statements reflect the historical results of STI prior to the Merger, and that of the combined company following the Merger. Common stock and the corresponding capital amounts of the Company pre-Merger have been retroactively restated as capital stock shares reflecting the exchange ratio in the Merger. No step-up in basis or intangible assets or goodwill will be recorded in this transaction and the cash paid by the Company of $248,980 (including $28,380 of transaction costs) has been reflected as a cost of the transaction.

Overview of Business

The Company is an importer, distributer and marketer of digital lighting equipment for the hydroponics industry. Using certain of its proprietary technologies, the Company provides innovative aptitudes with its ballast, reflector and lamp products. The Company’s customers include retail stores, distributors and commercial growers in the United States and abroad.

Cash and Liquidity

The accompanying financial statements have been prepared under the assumption that the Company will continue as a going concern. Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the year ended December 31, 2016, the Company recorded a net loss of $538,710 and generated cash from operations of $580,634.

F-17

SOLIS TEK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

We estimate the Company currently has sufficient cash and liquidity to meet its anticipated working capital for the next twelve months.

Historically, we have financed our operations primarily through private sales of common stock, a line of credit and loans from a third party financial institution, related parties, and operations. We anticipate that our primary capital source will be positive cash flow from operations. If our sales goals do not materialize as planned, we believe that the Company can reduce its operating costs and achieve positive cash flow from operations. However, we may not generate sufficient revenues from product sales in the future to achieve profitable operations. If we are not able to achieve profitable operations at some point in the future, we may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion, marketing, and product development plans. There can be no assurance that we will be able to obtain such financing on acceptable terms, or at all.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries Solis Tek East Corporation (“STE”), an entity incorporated under the laws of the State of New Jersey and GrowPro Solutions, Inc. (“GrowPro”), an entity incorporated under the laws of the State of California. Intercompany transactions and balances have been eliminated in consolidation.

Stock Split

On July 7, 2015, the Company’s shareholders authorized its Board of Directors to effectuate a stock split of the Company’s issued and outstanding shares of common stock at a ratio of 6-for-1 (the “Stock Split”), which was ultimately declared effective by the Board of Directors as of the close of business on September 1, 2015. As a result of the Stock Split, every one issued and outstanding share of the Company’s common stock was changed and converted into six shares of common stock. All share related information presented in these financial statements and accompanying footnotes has been retroactively adjusted to reflect the reduced number of shares resulting from this action.

Loss per Share Calculations

Basic earnings per share are computed by dividing income available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Weighted average number of shares outstanding has been retroactively restated for the equivalent number of shares received by the accounting acquirer as a result of the reverse merger as if these shares had been outstanding as of the beginning of the earliest period presented.

The Company’s diluted loss per share is the same as the basic loss per share for the years ended December 31, 2016 and 2015, as the Company has no outstanding equity instruments other than its outstanding common shares.

F-18

SOLIS TEK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the U.S requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the financial statement date, and reported amounts of revenue and expenses during the reporting period. Significant estimates are used in valuing our allowances for doubtful accounts, reserves for inventory obsolescence, valuing equity instruments issued for services and valuation allowance for deferred tax assets, among others. Actual results could differ from these estimates.

Revenue Recognition

The Company recognizes revenue upon shipment of the Company’s products to its customers, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured. Title to the Company’s products primarily is transferred to the customer once the product is shipped from the Company’s warehouses. Products are not shipped until there is a written agreement with the customer with a specified payment arrangement. Any discounts that are offered are done as a reduction of the invoiced amount at the time of billing. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as customer deposits.

The Company does not offer a general right of return on any of its sales and considers all sales as final. The Company generally provides a three-year warranty on its ballasts. However, the Company does not maintain a warranty reserve as the Company is able to chargeback its vendors for all warranty claims. As of December 31, 2016 and December 31, 2015, the Company recorded a reserve for returned product in the amount of $45,410 and $130,410, respectively, which reduced the accounts receivable balances as of those periods.

Accounts Receivable

The Company evaluates the collectability of its trade accounts receivable based on a number of factors. In circumstances where the Company becomes aware of a specific customer’s inability to meet its financial obligations to the Company, a specific reserve for bad debts is estimated and recorded, which reduces the recognized receivable to the estimated amount the Company believes will ultimately be collected. In addition to specific customer identification of potential bad debts, bad debt charges are recorded based on the Company’s historical losses and an overall assessment of past due trade accounts receivable outstanding.

The allowance for doubtful accounts and returns is established through a provision reducing the carrying value of receivables. At December 31, 2016, and December 31, 2015, the allowance for doubtful accounts and returns was $359,395 and $233,951, respectively.

F-19

SOLIS TEK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventories

Inventories are stated at the lower of cost or market. Cost is computed on a first-in, first-out basis. The Company’s inventories consist almost entirely of finished goods as of December 31, 2016 and 2015.

The Company provides inventory reserves based on excess and obsolete inventories determined primarily by future demand forecasts. The write down amount is measured as the difference between the cost of the inventory and market based upon assumptions about future demand and charged to the provision for inventory, which is a component of cost of sales. At the point of the loss recognition, a new, lower cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis. At December 31, 2016 and December 31, 2015, the reserve for excess and obsolete inventory was $101,305 and $139,685, respectively.

Inventories under warranty claims

In the ordinary course of business, the Company receives product returns from its customers. The product returns are almost entirely ballasts. Since its inception, the Company has purchased its ballasts from two Chinese manufacturers and one of them (a related entity, see Note 5) offers a three year warranty on its products. Through December 31, 2016, that manufacturer was not able to repair the Company’s ballasts, as the Company could not return the products to the manufacturer’s facility due to Chinese customs reasons. As such, the related party vendor issued the Company a credit memo for the entire amount of their returned product, totaling $453,778 and $653,118 in 2016 and 2015, respectively. The Company is planning to send the products to a free trade zone in Hong Kong or to another location in China, to repair, or replace, the defective products. As the manufacturer has issued the Company a credit for the entire defective product, the Company has not recorded a reserve on any of those products in its ending inventory.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. The Company has determined the estimated useful lives of its property and equipment, as follows:

Machinery and equipment	5 years
Computer equipment	3 years
Furniture and fixtures	7 years

Maintenance and repairs are charged to expense as incurred. The cost and accumulated depreciation of assets sold or otherwise disposed of are removed from the related accounts and the resulting gain or loss is reflected in the statements of operations.

Research and Development

Research and development costs are expensed in the period incurred. The costs primarily consist of personal and supplies.

Shipping and handling costs

The Company’s shipping and handling costs relating to inbound freight are reported as cost of goods sold in the consolidated Statements of Operations, while shipping and handling costs relating to outbound freight are reported as selling, general and administrative expenses in the consolidated Statements of Operations. The Company classifies amounts billed to customers for shipping fees as revenues.

F-20

SOLIS TEK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Income tax expense is based on pretax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts. Valuation allowances are recorded to reduce deferred tax assets to the amount that will more likely than not be realized. The Company has recorded a valuation allowance against its deferred tax assets as of December 31, 2016 and 2015.

The Company accounts for uncertainty in income taxes using a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50 percent likely of being realized upon settlement. The Company classifies the liability for unrecognized tax benefits as current to the extent that the Company anticipates payment (or receipt) of cash within one year. Interest and penalties related to uncertain tax positions are recognized in the provision for income taxes.

Concentration Risks

The Company operates in markets that are highly competitive and rapidly changing. Significant technological changes, shifting customer needs, the emergence of competitive products or services with new capabilities, and other factors could negatively impact the Company’s operating results. State and federal government laws could have a material adverse impact on the Company’s future revenues and results of operations.

The Company’s products require specific components that currently are available from a limited number of sources. The Company purchases its key products and components from single vendors. During the years ended December 31, 2016 and 2015, its ballasts, lamps and reflectors, which comprised the vast majority of the Company’s purchases during those periods, were each only purchased from one separate vendor. The ballast vendor is a related party (see Note 5).

The Company performs a regular review of customer activity and associated credit risks and does not require collateral or other arrangements. There were no customers that accounted for more than 10% of the Company’s revenue for the years ended December 31, 2016 and 2015. Shipments to customers outside the United States comprised 1% and 3% for the years ended December 31, 2016 and 2015, respectively.

As of December 31, 2016, one customer accounted for 18% of the Company’s trade accounts receivable balance, and as of December 31, 2015, two customers accounted for 15%, and 20% of the Company’s trade accounts receivable balance.

F-21

SOLIS TEK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value measurements

The Company determines the fair value of its assets and liabilities based on the exchange price in U.S. dollars that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company uses a fair value hierarchy with three levels of inputs, of which the first two are considered observable and the last unobservable, to measure fair value:

●	Level 1 — Quoted prices in active markets for identical assets or liabilities.

●	Level 2 — Inputs, other than Level 1, that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of financial instruments such as cash, accounts receivable, inventories, and accounts payable and accrued liabilities, approximate the related fair values due to the short-term maturities of these instruments.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein. Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company is in the process of evaluating the impact of ASU 2014-09 on the Company’s financial statements and disclosures.

F-22

SOLIS TEK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is in the process of evaluating the impact of ASU 2016-02 on the Company’s financial statements and disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

F-23

SOLIS TEK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2016 and 2015:

	2016	2015

Machinery and equipment	$231,506	$231,506
Computer equipment	12,448	12,448
Furniture and fixtures	97,451	89,266
Leasehold improvements	7,000	7,000
	348,405	340,220
Less: accumulated depreciation and amortization	(143,469)	(72,519)
Property and equipment, net	$204,936	$267,701

Depreciation and amortization expense for the years ended December 31, 2016 and 2015 was $70,950 and $51,118, respectively.

Property and equipment include assets acquired under capital leases of $64,632 at December 31, 2016 and 2015, respectively.

NOTE 4 - RELATED PARTY TRANSACTIONS

Supplier

A family member of an officer/shareholder owns a minority interest in a company in China, which is the sole supplier of ballasts to the Company. Purchases from the related party for the years ended December 31, 2016 and 2015 totaled approximately $3,119,000 and $6,265,000, respectively. The Company believes purchase prices from the related party approximate what the Company would have to pay from an independent third party vendor. At December 31, 2016 and 2015, the Company owed the related party $1,083,764 and $1,171,754, respectively.

Amounts Due to Related Parties

As of December 31, 2016 and December 31, 2015, the Company owed related parties $134,086 and $127,265, respectively. Included in the balances were short-term loans from the two officers/shareholders to the Company totaling $3,297 as of December 31, 2016 and 2015, respectively. The balances are payable on demand, bear zero interest and are unsecured. The balances also included interest owed on the notes payable to related parties, which totaled to $68,471 and $28,969 at December 31, 2016 and 2015, respectively. Also included is $62,319 and $94,999 of unpaid compensation, which was owed to the officers/shareholders December 31, 2016 and 2015, respectively.

NOTE 5 – NOTES PAYABLE TO RELATED PARTIES

Notes payable to related parties consists of the following at December 31, 2016 and 2015:

	2016	2015

Notes payable to officers/shareholders (a)	$195,000	$195,000
Notes payable to officers/shareholders (b)	600,000	-
Notes payable to related parties (c)	70,000	60,000
	865,000	255,000
Less: current portion	(265,000)	(255,000)
Non-current portion	$600,000	$-

a.	On July 1, 2012, the Company entered into notes payable agreements with two of its officers/shareholders. The maximum borrowings allowed under each individual note are $200,000. Through December 31, 2013, each note bore interest at 20% per annum. Beginning on January 1, 2014, the interest rate on the notes was reduced to 8% per annum. The notes are due 30 days after demand. Amounts owed on the combined note balances were $195,000 at December 31, 2016 and 2015, respectively.

b.	In May 2016, the Company entered into two separate notes payable agreements with the aforementioned two officers/shareholders. Under each of the agreements, the Company borrowed $300,000 from each of the officers/shareholders. The notes accrue interest at 8% per annum, are unsecured and are due on or before May 31, 2018. A total of $600,000 was due on the combined notes at December 31, 2016.

c.	In November 2015, the Company borrowed $60,000 from the parents of one of the Company’s officer/shareholders. The loan accrues interest at 10% per annum, is unsecured and is due on or before December 31, 2016. A total of $60,000 was owed on the loan as of December 31, 2016 and 2015.

In January 2016, the Company borrowed an additional $110,000 from relatives of one of the Company’s officers/shareholders. The loan accrues interest at 10% per annum, is unsecured and is currently due. In April 2016, $100,000 was repaid on the loan. A total of $10,000 was owed on the loan as of December 31, 2016.

Interest expense on the notes to related parties for the year ended December 31, 2016 and 2015 was $56,626 and $15,784, respectively. Interest paid to the related parties during the year ended December 31, 2016 and 2015 amounted to $17,124 and $0, respectively. Accrued interest included in Amounts due to related parties at December 31, 2016 and 2015 was $68,471 and $28,969, respectively.

F-24

SOLIS TEK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

NOTE 6 - LINE OF CREDIT

The Company had a revolving line of credit with a bank in which it can borrow up to $600,000. The line of credit was secured by substantially all assets of the Company and a personal guarantee from one of the Company’s officers/shareholders, including his personal residence. As of December 31, 2015, $600,000 was outstanding under the line of credit. The line of credit was paid off in May 2016.

NOTE 7 – LOANS PAYABLE

Loans payable consist of the following as of December 31, 2016 and December 31, 2015:

	2016	2015

Business loan (a)	$-	$341,035
Automobile loans (b)	34,220	42,273
	34,220	383,308
Less: current portion	(8,262)	(349,089)
Non-current portion	$25,958	$34,219

a.	In September 2015, the Company entered into a Business Loan and Security Agreement, under which the Company could borrow up to $500,000. The loan was secured by credit card collections and certain Company assets. The loan was paid off in September 2016.

b.	In 2015, the Company entered into two loan agreements to purchase automobiles. The combined principal amount of the loans was $44,093 and they mature by November 2021. The loans require a combined monthly payment of principal and interest of $747. A total of $34,220 and 42,273 was owed on the loans as of December 31, 2016 and 2015, respectively.

Principal payments due on long-term debt as of December 31, 2016 for each of the next five years are as follows:

Years ending December 31,	Amount
2017	8,262
2018	8,476
2019	7,542
Thereafter	9,940
TOTAL	$34,220

F-25

SOLIS TEK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

NOTE 8 – SHAREHOLDERS’ EQUITY

During the year ended December 31, 2015, prior to the reverse merger, the Company sold 1,612,032 shares of its common stock. The proceeds from the sale were $806,000. As part of the merger with STI (see Note 1), the Company issued 3,364,998 shares of its common stock. Also, during the year ended December 31, 2015, the Company issued 25,000 shares of its common stock for repayment of an accounts payable invoice totaling $10,000.

In November 2015, the Company entered into a four year employment agreement with one of its employees in which the employee was granted 500,000 shares of the Company’s common stock. The shares vest equally in six month periods over the four years. The fair value of the shares on the date of grant was $400,000, which is being amortized ratably over the four year service period. A total of 125,000 shares were issued under the agreement during the year ended December 31, 2016. In addition, 20,000 shares were granted to two employees for their services in 2016. The amount amortized as stock based compensation in 2016 and 2015 was $111,000 and $15,217, respectively.

At December 31, 2016, there were 29,721,998 shares of common stock issued and outstanding.

NOTE 9- COMMITMENTS

Operating Leases

The Company leases office and warehouse facilities under two non-cancellable lease agreements, one in Southern California and one in New Jersey. The Southern California lease was initiated in September 2013 and expires August 31, 2017. The New Jersey lease was initiated in October 2014 and expires September 30, 2019.

Minimum annual rental commitments under non-cancelable leases at December 31, 2016 are as follows:

Years ending December 31,	Amount
2017	148,020
2018	75,540
2019	57,912
TOTAL	$281,472

Rent expense was $218,997 and $217,304 for the years ended December 31, 2016 and 2015, respectively.

Capital Leases

The Company leases equipment under capital lease agreements. Future minimum lease payments at December 31, 2016 are as follows:

Years ending December 31,	Amount
2017	14,950
2018	9,668
Total minimum lease payments	24,618

Less: amount represented by interest	(1,242)
Less: current portion	(13,711)
Capital lease obligations, net of current portion	$9,665

F-26

SOLIS TEK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

NOTE 9 – COMMITMENTS (CONTINUED)

Technology License Agreement

In March 2013, the Company entered into a Technology License Agreement with a third party vendor for consulting services. Under the agreement, the Company agreed to pay the vendor $100,000. For each of the years ended December 31, 2016 and 2015, $100,000 was recorded as research and development expense under the agreement on the consolidated Statements of Operations.

In 2015, the agreement was amended. Under the amended agreement, the Company will pay the vendor a minimum consulting amount of $100,000 per year, plus a royalty of 7% of all net sales of the vendor’s products above $1,428,571 per calendar year. A total of $41,790 and $43,775 of royalty fees were owed under the amended agreement for the year ended December 31, 2016 and 2015, respectively and were recorded in cost of goods sold on the consolidated Statements of Operations. A total of $165,553 was owed under the amended agreement at December 31, 2016.

NOTE 10 – INCOME TAXES

At December 31, 2016, the Company had available Federal and state net operating loss carryforwards to reduce future taxable income. The amounts available were approximately $738,000 for Federal and state purposes. The carryforwards expire in various amounts through 2034. Given the Company’s history of net operating losses, management has determined that it is more likely than not that the Company will not be able to realize the tax benefit of the carryforwards. Accordingly, the Company has not recognized a deferred tax asset for this benefit.

Effective January 1, 2007, the Company adopted FASB guidelines that address the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this guidance, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. This guidance also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. At the date of adoption, and as of December 31, 2016 and 2015, the Company did not have a liability for unrecognized tax benefits, and no adjustment was required at adoption.

The Company’s policy is to record interest and penalties on uncertain tax provisions as income tax expense. As of December 31, 2016 and 2015, the Company has not accrued interest or penalties related to uncertain tax positions. Additionally, tax years 2013 through 2016 remain open to examination by the major taxing jurisdictions to which the Company is subject.

Upon the attainment of taxable income by the Company, management will assess the likelihood of realizing the tax benefit associated with the use of the carryforwards and will recognize the appropriate deferred tax asset at that time.

The Company’s effective income tax rate differs from the amount computed by applying the federal statutory income tax rate to loss before income taxes as follows:

	December 31, 2016	December 31, 2015

Income tax benefit at federal statutory rate	(34.0)%	(34.0)%
State income tax benefit, net of federal benefit	(6.0)%	(6.0)%
Change in valuation allowance	40.00%	22.3%

Income taxes at effective tax rate	-	17.7%

F-27

SOLIS TEK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

NOTE 10 – INCOME TAXES (CONTINUED)

The components of deferred taxes consist of the following at December 31, 2016 and 2015:

	December 31, 2016	December 31, 2015

Inventory reserves	$41,000	$140,141
Allowance for doubtful accounts and returns	143,000	93,581
Impairment of note receivable	40,000	100,000
Other accrued expenses	91,000	76,082
Depreciation	(55,000)	(52,702)
Net operating loss carryforwards	295,000	67,447
Less: Valuation allowance	(555,000)	(424,549)

Net deferred tax assets	$-	$-

NOTE 11 – SUBSEQUENT EVENTS

In February 2017, the Company entered into a Consulting Agreement with a third party (“Consultant”) for providing numerous services including but not limited to business development, sales promotion, introduction to new business opportunities, strategic analysis, and, sales and marketing activities. The terms of the Consulting agreement include a cash compensation of $40,000 a month for twelve month and stock compensation up to 900,000 shares of the Company’s common stock, currently valued at $1,044,000 which will be recognized as an expense as the shares are issued. The Company or the Consultant may cancel the contract at any time with 30 days-notice within the first 90 days from the date of the agreement. The Company has issued 300,000 shares to the Consultant through March 2017 per the agreement.

In February 2017, the Company executed two promissory notes and borrowed $300,000 from the relatives of one of the directors of the Company. The notes are payable on demand and carry an interest of 14% per annum.

In March 2017, the Board of Directors of the Company authorized a Private Placement Offering per Reg. D of up to $1,650,000 in shares of common stock to accredited investors providing for stock to be issued at $.80 per share. As of March 29, 2017, the Company has raised a total of $250,000 through an issuance of 312,500 shares.

On January 6, 2017, the company extended an offer to Dennis G. Forchic to become CEO. Mr. Forchic accepted the offer and contracts were executed on March 27, 2017. Mr. Forchic joined the Board of Directors in March 2017. The Employment Agreement provides for a base compensation of $162,000 per annum, a grant of 5,411,765 shares valued at $2,760,000, the purchase of an additional 784,314 shares valued at $400,000 for a consideration of $100,000, all shares issued under the ‘34 Act Rule 144 restriction. In addition, Mr. Forchic was granted an option to purchase 3,000,000 shares at $0.60 per share, with 33.3% of these shares vesting on the one year anniversary of the date of grant and the remainder vesting in equal installments at the end of each month thereafter. The options were valued at $822,713 using a Black Scholes options pricing model and will be amortized as an expense over the vesting period.

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ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None

ITEM 9A. CONTROLS AND PROCEDURES

Evaluation of disclosure controls and procedures

Based upon an evaluation of the effectiveness of our disclosure controls and procedures performed by our Chief Executive Officer as of the end of the period covered by this report, our Chief Executive Officer concluded that our disclosure controls and procedures have not been effective as a result of a weakness in the design of internal control over financial reporting identified below.

As used herein, “disclosure controls and procedures” mean controls and other procedures of our company that are designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Securities Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Securities Exchange Act is accumulated and communicated to our management, including our principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

Management’s Report on Internal Control over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rule 13a-15(f) under the Securities Exchange Act of 1934. Our Chief Executive Officer/Chief Accounting Officer conducted an evaluation of the effectiveness of our control over financial reporting based on the framework in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Based on management’s evaluation under the framework, management has concluded that our internal control over financial reporting was not effective as of December 31, 2016.

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We identified material weaknesses in our internal control over financial reporting primarily attributable to (i) lack of segregation of incompatible duties; and (ii) insufficient Board of Directors representation. These weaknesses are due to our inadequate staffing during the period covered by this report and our lack of working capital to hire additional staff. Management has retained an outside, independent financial consultant to record and review all financial data, as well as prepare our financial reports, in order to mitigate this weakness. Although management will periodically re-evaluate this situation, at this point it considers that the risk associated with such lack of segregation of duties and the potential benefits of adding employees to segregate such duties are not cost justified. We intend to hire additional accounting personnel to assist with financial reporting as soon as our finances will allow.

This annual report does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit us to provide only management’s report in this annual report.

Changes in Internal Control Over Financial Reporting

No changes in our internal control over financial reporting occurred during the year ended December 31, 2016 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Item 9B – OTHER INFORMATION

None.

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INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The table below itemizes the expenses payable by the registrant in connection with the registration and issuance of the securities being registered hereunder, other than underwriting discounts and commissions. All amounts except the Securities and Exchange Commission registration fee are estimated.

Securities and Exchange Commission Registration Fee	$813
Legal Fees and Expenses	$50,000
Accountants’ Fees and Expenses	$10,300
Transfer agent and registrar’s fees and expenses	$1,000
Miscellaneous Expenses	$2,500
Total	$64,613

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our officers and directors are indemnified under Nevada law. Our Amended and Restated Articles of Incorporation and our Bylaws are silent as to director and officer indemnification other than to allow such indemnification to the greatest extent permitted by Nevada law.

Nevada Revised Statute. The registrant is a Nevada corporation.

Section 78.138 of the Nevada Revised Statutes provides that a director or officer will not be personally liable to the corporation and its stockholders unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law. The provisions of the Nevada Revised Statutes with respect to limiting personal liability for directors and officers are self-executing and, to the extent the provisions of our Amended and Restated Articles of Incorporation and By-laws would be deemed to be inconsistent therewith, the provisions of the Nevada Revised Statutes will control.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes permits any discretionary indemnification under Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, to be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

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ITEM 15. SALES OF UNREGISTERED SECURITIES IN PAST THREE YEARS.

During the year ended December 31, 2014, the Company sold a total of 4,575,000 shares of its common stock at $0.25 and at $0.50 per share pursuant to private placement offerings. The gross proceeds from the sale were $1,887,500 and the net proceeds were $1,873,025. At December 31, 2014, there were 24,575,000 shares of common stock issued and outstanding.

During the three months ended March 31, 2015, the Company sold an additional 1,612,000 shares of its common stock at $0.50 per share as part of the private placement offering. The gross and net proceeds from the sale were $806,000. At March 31, 2015, there were 26,187,000 shares of common stock issued and outstanding. During the nine months ended September 30, 2017, the Company entered into a Securities Purchase Agreement with six accredited investors pursuant to which the purchaser purchased 511,957 shares of the Company’s common stock at an average price of $0.89 per share for an aggregate purchase price of $455,000. The proceeds from the sale of the shares of common stock will be used for working capital and general corporate purposes principally in connection with the Company’s Private Placement Offering per Regulation D.

“Subsequent to September 30, 2017, the Company issued 262,500 shares of common stock for which 200,000 shares related to the receipt of services and 62,500 shares related to an employment agreement obligation On October 20, 2017, we entered into the Subscription Agreement, with an accredited investor (the “Series A Investor”) pursuant to which we sold a total of 117 shares of Series A (the “Series A “) to an accredited investor (the “Series A Investor”) for gross proceeds of $351,000. As additional consideration, the Company issued five-year Series A Warrants to the Investors to purchase an aggregate total of 450,000 shares of the Company’s common stock, for $1.10 per share.

On November 8, 2017, we entered into the Debenture Purchase Agreement with an accredited investor (the “Debenture Investor”) pursuant to which we sold a $1,750,000 Secured Convertible Debentures (the “Debenture”) and five year Debenture Warrants to purchase 1,137,500 shares of our common stock (the “Debenture Warrant Shares”) at $1.10 per share (the “Debenture Transaction”). The Debenture has a maturity date of May 7, 2019. The Debenture provides that in case of an event of default, the Debenture may become at the Investor’s election immediately due and payable. The Debenture bears interest at the rate of 5% per annum. In addition, we paid a commitment fee to the holder equal to 5% of the amount of the Debenture. The Debenture is secured by all of the assets of the Company.

All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of the Company or executive officers of the Company, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the e above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment.

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ITEM 16. EXHIBITS.

Exhibit No.	Description of Exhibit

2.1*	Agreement of Merger and Plan of Reorganization between Solis Tek Inc., a California corporation, Cinjet, Inc. a Nevada corporation, and CJA Acquisition Corp. a California Corporation dated June 23, 2015

3.1	Articles of Incorporation (1)

3.3	By-Laws (1)

3.4*	Agreement of Merger as filed with the Secretary of State of the State of California on June 24, 2015

3.5*	Certificate of Designations filed with the Secretary of State of Nevada on October 20, 2017

5.1	Legal Opinion and Consent of The Bingham Law Group APC

10.1*	Amended and Restated Agreement between the Company and GAS Technologies Incorporated dated the 31st day of May, 2015

10.2*	Securities Purchase Agreement, dated November 9, 2017

10.3*	Secured Convertible Debenture dated November 9, 2017

10.4*	Secured Convertible Debenture dated November 9, 2017

10.5*	Security Agreement November 9, 2017

10.6*	Registration Rights Agreement, dated November 9, 2017

10.7*	Warrant dated October 20, 2017

10.8*	Placement Agency Agreement, dated July 11 2017

10.9*	Series A Subscription Agreement dated October 20, 2017

10.10*	Series A Warrant dated October 20, 2017

10.11*	Series A Registration Rights Agreement dated October 20, 2017

21.1**	List of Subsidiaries

23.1	Consent of the Bingham Law Group, APC. (included with Exhibit 5.1)

23.2	Consent of Weinberg & Company P.A.

* Previously filed

** Filed herewith

ITEM 17. UNDERTAKINGS.

A.	RULE 415 OFFERING

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

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(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectuses relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 20, 2017.

Solis Tek Inc.

By:	s/ Dennis Forchic
Dennis Forchic, CEO

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person in so signing also makes, constitutes and appoints Dennis G. Forchic, his or her true and lawful attorney-in-fact, with full power of substitution, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to this Registration Statement, with exhibits to such registration statements and amendments and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof.

Signatures

/s/Dennis G. Forchic	Director	December 20, 2017
Dennis G. Forchic

/s/Alan Lien	Director	December 20, 2017
Alan Lien

/s/ Alvin Hao	Director	December 20, 2017
Alvin Hao

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